             OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT

                     ATLANTIC EXPRESS TRANSPORTATION CORP.

                          OFFER TO PURCHASE FOR CASH
                     UP TO $30,000,000 OF ITS OUTSTANDING
                     10 3/4% SENIOR SECURED NOTES DUE 2004
                                      AND
                  SOLICITATION OF CONSENTS IN RESPECT THEREOF

-------------------------------------------------------------------------------
THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 21, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE CONSENT DATE (AS DEFINED HEREIN). TENDERED SECURITIES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE. CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO THE CONSENT DATE.
-------------------------------------------------------------------------------



         Atlantic Express Transportation Corp., a New York corporation (the "COMPANY"), hereby offers, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (this "STATEMENT") and in the related Consent and Letter of Transmittal (the "CONSENT AND LETTER OF TRANSMITTAL" and, together with this Statement, the "OFFER"), to purchase for cash up to $30,000,000 aggregate principal amount of its outstanding 10 3/4% Senior Secured Notes due 2004 (CUSIP No. 04853 EA C3) (the "SECURITIES") for $1,000 in cash per $1,000 face amount of Securities validly tendered (and not withdrawn) on or prior to the Expiration Date (the "PURCHASE PRICE"), plus interest at the per annum rate of 10 3/4%, from and including August 1, 2000, up to, but not including, the Acceptance Date (as defined herein) (the "INTEREST" and, together with the Purchase Price, the "TENDER PAYMENT"). The aggregate principal amount of all Securities outstanding as of the date of the Offer is $150,000,000. In addition, in connection with the Solicitation (as defined herein) of Consents (as defined herein) the Company will pay a consent fee of $5 for each $1,000 in principal amount of Securities (the "CONSENT PAYMENT") as to which Consents have been validly delivered (and not revoked) on or prior to the Consent Date (as defined herein).

         THE OFFER, PAYMENT OF THE TENDER PAYMENT AND PAYMENT OF THE CONSENT PAYMENT ARE CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OF THE CONSENT CONDITION (AS DEFINED HEREIN), THE FINANCING CONDITION (AS DEFINED HEREIN) AND THE GENERAL CONDITIONS (AS DEFINED HEREIN).

         In the event that the Company receives valid tenders greater than $30,000,000 aggregate principal amount of Securities, the Company shall purchase $30,000,000 of the Securities, upon the terms and subject to the conditions of the Offer, by prorating the amount of Securities purchased from each Holder (as defined herein), based on the ratio of the number of Securities tendered by such Holder to the total number of Securities tendered by all Holders. See "Terms of the Offer and the Solicitation."





     THE DATE OF THIS OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT
                             IS NOVEMBER 23, 2000

                  In conjunction with the Offer, the Company (i) hereby solicits (the "SOLICITATION") consents (the "CONSENTS") to the execution and delivery of a supplemental indenture (the "SUPPLEMENTAL INDENTURE") that would have the effect of amending the Indenture pursuant to which the Securities were issued (collectively, the "PROPOSALS") and (ii) subject to the terms and conditions set forth in the Offer, hereby offers to pay the Consent Payment to each registered holder of Securities (a "HOLDER" and, collectively, "HOLDERS") who validly delivers (without revoking) Consents to the Proposals on or prior to 5:00 p.m., New York City time, on the "CONSENT DATE," which means the earlier of (x) the first business day on which the Company receives Consents from the Holders of at least a majority of the Outstanding Amount (as defined herein) of the Securities then Outstanding (as defined herein) (the "REQUISITE CONSENTS") and certifies to the Trustee that such Requisite Consents have been obtained or (y) December 21, 2000, unless terminated or extended by the Company in its sole discretion.

                  Holders who tender their Securities in the Offer must deliver a corresponding Consent to the Proposals. The completion, execution and delivery of a Consent and Letter of Transmittal by a Holder tendering Securities pursuant to the Offer will be deemed to constitute the Consent of such tendering Holder to the Proposals with respect to such Securities. If a Holder's (i) Securities are not validly tendered and the related Consents are not validly delivered or (ii) Consents without related tenders are not validly delivered, in each case, pursuant to the Offer and the Solicitation on or prior to the Consent Date, or such Holder's (x) Securities are withdrawn and related Consents are revoked and not properly retendered and redelivered or
(y) Consents without related tenders are revoked and not properly redelivered, in each case, on or prior to the Consent Date, such Holder will not receive a Consent Payment even though the Proposals may be effective as to each of such Holder's Securities that are not purchased. Holders who desire to deliver Consents pursuant to the Solicitation without tendering some or all of their Securities are required to deliver (and not revoke) their Consents with respect to such Securities to the Depositary on or prior to the Consent Date.

                  The Company will pay, if the Requisite Consents (as defined herein) have been received by the Company and all other conditions to the Offer have been met, (i) the Tender Payment to Holders who validly tender (and do not withdraw) Securities on or prior to the Expiration Date, subject to proration if the Offer is oversubscribed, and (ii) the Consent Payment to Holders who validly deliver their Consents (and do not revoke such delivery) on or prior to the Consent Date, even if validly tendered Securities of any such Holder are not accepted for payment by the Company due to proration or otherwise. If the Expiration Date is extended, Holders who validly tender their Securities after the Consent Date (and do not validly withdraw such tender) will be entitled to receive only the Tender Payment, subject to proration if the Offer is oversubscribed. Payment of the Tender Payment or the Consent Payment, as the case may be, shall be made promptly (the "PAYMENT DATE") following the date that the Company accepts for payment (i) in the case of Tender Payments, all Securities that are validly tendered (and not withdrawn) on or prior to the Expiration Date, subject to proration if the Offer is oversubscribed, or (ii) in the case of Consent Payments, all Consents that are validly delivered (and not revoked) on or prior to the Consent Date (in each case, the date of such acceptance being hereinafter referred to as the "ACCEPTANCE DATE"); PROVIDED THAT, Holders whose validly tendered Securities are not accepted for Tender Payment due to proration or otherwise shall be entitled to a Consent Payment for their related Consents.

                  IN THE EVENT THAT THE OFFER AND THE SOLICITATION ARE WITHDRAWN OR ARE OTHERWISE NOT CONSUMMATED, NEITHER THE TENDER PAYMENT NOR THE CONSENT PAYMENT WILL BE PAID OR BECOME PAYABLE TO HOLDERS WHO HAVE TENDERED THEIR SECURITIES AND DELIVERED THEIR CONSENTS IN CONNECTION WITH THE OFFER AND THE SOLICITATION. SEE "CONDITIONS TO THE OFFER AND SOLICITATION."

                    CERTAIN OFFER AND SOLICITATION MATTERS

                  In connection with the Offer and the Solicitation, the Company proposes to receive a capital contribution (the "Contribution") from its parent, Atlantic Express Transportation Group, Inc. ("AETG") of (i) all of the issued and outstanding shares of capital stock of Atlantic Transit, Corp. ("ATC") and (ii) $10.0 million of additional equity. ATC and its subsidiaries are engaged in the school bus transportation and related businesses similar to those of the Company and are principally active in the states of Arizona, California, Illinois, Massachusetts, New Jersey, New York, South Carolina and Vermont. ATC is currently a wholly-owned subsidiary of AETG. ATC and its subsidiaries are not currently required to be and are not parties to the Indenture under which the Securities were issued and are not currently required to be and are not guarantors ("GUARANTORS") of the Securities. As a result of the Contribution, ATC and its subsidiaries (i) would become subsidiaries of the Company and (ii) would also become Guarantors of the Securities. In addition, the stock of ATC and its subsidiaries would be pledged to secure the Securities. In connection with the Contribution, the Company proposes to establish a new $125.0 million credit facility (the "New Credit Facility") and to repay all of the debt currently outstanding under (i) the Company's existing $30.0 million credit facility (the "REVOLVING CREDIT FACILITY") and (ii) ATC's existing credit facility, both of which would be terminated. The Contribution and the related transactions, including the consummation of the New Credit Facility and initial borrowings thereunder to repay existing credit facilities and to fund the Tender Payment and the Consent Payment, are hereinafter referred to as the "Financing."

                  The New Credit Facility would be secured by first priority security interests in all present and future assets of the Company, including all accounts, general intangibles, contract rights, inventory, equipment, vehicles, fixtures and real property, except for the stock of the Company's direct and indirect subsidiaries which are required to be pledged to secure the Securities. As required by the Indenture, the Securities would be secured by a second priority security interest in the same collateral that secures the New Credit Facility.

                  The Company reserves the right to acquire such untendered Securities or Securities not otherwise accepted for repayment in the Offer due to proration or otherwise, from time to time in the future through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine. See "Purpose of the Offer and the Solicitation." The Company's obligation to accept Securities for payment is conditioned on the consummation of the Financing, other important conditions and, if the Offer is oversubscribed, proration. See "The New Credit Facility," and "Conditions to the Offer and the Solicitation."

                  The Securities are governed by the Indenture (the "INDENTURE"), dated February 4, 1997, as amended on August 14, 1997, December 12, 1997, October 28, 1998 and October 29,

1999, among the Company, the Guarantors named therein, and The Bank of New York, as trustee (the "TRUSTEE"). In order to provide the Company with financial and operational flexibility, the Supplemental Indenture would, if the Offer is consummated, eliminate, add or amend certain covenants and other provisions in the Indenture. See "Certain Considerations," "The Proposals" and Annex A.

                  The Company and the Trustee intend to execute the Supplemental Indenture on or promptly following the Consent Date, subject to having received Consents from the Holders of at least a majority of the Outstanding Amount (as defined herein) of the Securities then Outstanding (as defined herein) (the "REQUISITE CONSENTS"). The Proposals set forth in the Supplemental Indenture will not become effective until the requisite amount of validly tendered Securities are accepted for payment by the Company on the Acceptance Date. In such event, the Proposals will be deemed effective as of the time immediately prior to such acceptance for payment, and the Company will thereafter be obligated to make all payments on the Payment Date for (i) Securities validly tendered and related Consents delivered, subject to proration if the Offer is oversubscribed, and (ii) Consents validly delivered without related tenders; PROVIDED THAT, the Company shall be obligated to make Consent Payments for all Securities validly tendered that are not accepted for tender by the Company due to proration or otherwise. In accordance with the Indenture, no Consent may be revoked once the Supplemental Indenture has been executed. The delivery of a Consent by a Holder is a consent to all of the Proposals. See "Certain Considerations," "The Proposals" and Annex A.

                  In determining whether the Requisite Consents have been received, the term "Outstanding Amount" means $150,000,000, which was the principal amount of the Securities outstanding on November 22, 2000 (the "RECORD DATE"). In addition, the term "Outstanding" means, as of the date of determination, all Securities authenticated and delivered under the Indenture, except (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation and (ii) Securities replaced, paid or repurchased pursuant to the Indenture, unless the Trustee receives proof satisfactory to it that the replaced, paid or repurchased Security is held by, in each case, a bona fide purchaser; PROVIDED, HOWEVER, that in determining whether the Requisite Consents have been received and the Consent Condition has been satisfied, Securities owned by the Company or any subsidiary or affiliate of the Company shall be disregarded and deemed not to be Outstanding.

                  HOLDERS WHO DESIRE TO TENDER SECURITIES AND DELIVER CONSENTS PURSUANT TO THE OFFER AND THE SOLICITATION AND RECEIVE THE TENDER PAYMENT AND CONSENT PAYMENT ARE REQUIRED TO TENDER (AND NOT WITHDRAW) THEIR SECURITIES AND DELIVER (AND NOT REVOKE) THEIR CONSENTS TO THE BANK OF NEW YORK, AS DEPOSITARY (THE "DEPOSITARY") ON OR PRIOR TO THE CONSENT DATE. HOLDERS WHO DESIRE TO DELIVER CONSENTS PURSUANT TO THE SOLICITATION WITHOUT TENDERING SOME OR ALL OF THEIR SECURITIES ARE REQUIRED TO DELIVER (AND NOT REVOKE) THEIR CONSENTS WITH RESPECT TO SUCH SECURITIES TO THE DEPOSITARY ON OR PRIOR TO THE CONSENT DATE. THE COMPLETION, EXECUTION AND DELIVERY OF THE CONSENT AND LETTER OF TRANSMITTAL BY A HOLDER IN CONNECTION WITH THE OFFER WILL BE DEEMED TO CONSTITUTE THE CONSENT OF THE TENDERING HOLDER TO THE PROPOSALS. HOLDERS MAY NOT TENDER SECURITIES WITHOUT DELIVERING THE RELATED CONSENTS, THOUGH HOLDERS MAY DELIVER CONSENTS WITHOUT TENDERING THE RELATED SECURITIES. TENDERED SECURITIES CANNOT BE WITHDRAWN AT ANY TIME SUBSEQUENT TO THE

EXPIRATION DATE AND DELIVERED CONSENTS CANNOT BE REVOKED AT ANY TIME SUBSEQUENT TO THE CONSENT DATE. EVEN IF THE EXPIRATION DATE IS EXTENDED, HOLDERS WHO VALIDLY TENDER THEIR SECURITIES SUBSEQUENT TO THE CONSENT DATE AND ON OR PRIOR TO THE EXPIRATION DATE WILL RECEIVE THE TENDER PAYMENT, BUT WILL NOT BE ENTITLED TO RECEIVE THE CONSENT PAYMENT.

                  IF THE REQUISITE CONSENTS ARE RECEIVED AND THE OFFER IS CONSUMMATED, THE PROPOSALS WILL BE BINDING ON ALL NON-TENDERING AND NON-CONSENTING HOLDERS. THEREFORE, CONSUMMATION OF THE OFFER AND ADOPTION OF THE PROPOSALS MAY HAVE ADVERSE CONSEQUENCES FOR HOLDERS WHO ELECT NOT TO TENDER THEIR SECURITIES IN THE OFFER, NOT TO CONSENT TO THE SOLICITATION OR WHOSE SECURITIES ARE NOT OTHERWISE ACCEPTED FOR PAYMENT IN THE OFFER DUE TO PRORATION OR OTHERWISE. SEE "CERTAIN CONSIDERATIONS" AND "MARKET AND TRADING INFORMATION." ALSO SEE "THE PROPOSALS" FOR A DESCRIPTION OF THE EFFECTS THAT THE PROPOSALS WOULD HAVE IF ADOPTED.

                  If, prior to the Expiration Date, the Company increases or decreases the percentage of Securities being sought, or increases or decreases the Tender Payment or Consent Payment, any such changes in such percentage or consideration would be applicable to all Holders whose Securities are accepted for payment pursuant to the Offer or who validly deliver Consents, as the case may be. In addition, in any of the foregoing events, if at the time notice of any such change is first published, sent or given to Holders, the Offer or the Solicitation is scheduled to expire at any time prior to the tenth business day from and including the date that such notice is first published, sent or given, the Offer or the Solicitation, as the case may be, would be extended at least until the expiration of such ten business day period.

                  See "Certain Considerations" and "Certain U.S. Federal Income Tax Consequences" for discussions of certain factors that should be considered in evaluating the Offer and the Solicitation.

                  Subject to applicable securities laws and the terms set forth in the Offer, the Company reserves the right (i) to terminate the Offer or the Solicitation, (ii) to waive all the unsatisfied conditions to the Offer or the Solicitation, (iii) to extend the Offer or the Solicitation, or (iv) to amend the Offer or the Solicitation in any respect.

                  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY OR ITS AFFILIATES NOT CONTAINED IN THIS STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INFORMATION AGENT. NEITHER THE DELIVERY OF THIS STATEMENT NOR ANY PURCHASE HEREUNDER NOR THE ACCEPTANCE OF ANY CONSENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS AFFILIATES SINCE THE DATE HEREOF.

                  In no event may tendered Securities be withdrawn after the Expiration Date or delivered Consents be revoked after the Consent Date, unless the Offer and the Solicitation are terminated by the Company without any Securities being purchased pursuant to the Offer or as otherwise required by law or as provided herein.

                  NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE TRUSTEE, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR SECURITIES AND DELIVER CONSENTS TO THE PROPOSALS. EACH HOLDER MUST MAKE HIS OR HER OWN DECISION CONCERNING THESE MATTERS.

                                   IMPORTANT

                  A Holder desiring to (i) tender Securities and deliver Consents to the Proposals or (ii) deliver Consents to the Proposals without tendering some or all of its Securities, in each case, should complete and sign the Consent and Letter of Transmittal (or a copy thereof) in accordance with the instructions (the "INSTRUCTIONS") in the Consent and Letter of Transmittal, have the signature thereon guaranteed if required by Instruction 1 of the Consent and Letter of Transmittal and deliver it, together with any other required documents, to the Depositary, which will act as agent for tendering or consenting Holders, as applicable, for the purpose of receiving payment from the Company and transmitting such payment to tendering or consenting Holders, as applicable, at its address set forth on the back cover of this Statement and either (i) deliver certificates representing such Securities to the Depositary, pursuant to the procedures for physical delivery set forth in "Procedures for Tendering Securities and Delivering Consents" or
(ii) cause such Securities to be transferred into the Depositary's account at DTC (as defined herein) pursuant to the procedures for book-entry delivery set forth in "Procedures for Tendering Securities and Delivering Consents," with a Book-Entry Confirmation (as defined herein) with respect to such Securities received by the Depositary. To be valid, among other things, tenders must be received by the Depositary on or prior to the Expiration Date and Consents must be received by the Depositary on or prior to the Consent Date. Any eligible Holder who desires to tender Securities and whose Securities are not immediately available, or who cannot complete the procedures for book-entry transfer on a timely basis, may tender such Securities by following the procedures for guaranteed delivery set forth in "Procedures for Tendering Securities and Delivering Consents."

                  Beneficial owners whose Securities are held of record in the name of a broker, dealer, commercial bank, trust company or other nominee must instruct such registered Holder to tender Securities and deliver Consents on the beneficial owner's behalf. A Letter of Instructions is included in the materials provided along with this Statement which may be used by a beneficial owner to instruct the registered Holder to (i) tender Securities and deliver Consents or (ii) deliver Consents. See "Procedures for Tendering Securities and Delivering Consents."

                  The Depositary and the Depository Trust Company ("DTC") have confirmed that the Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of (i) the Offer (including the related Consents) or (ii) the Solicitation (without tendering), in each case, by causing DTC to (i) transfer Securities or (ii) deliver Consents, as applicable, to the Depositary in accordance with DTC's ATOP procedures. DTC will then send an Agent's Message (as defined in "PROCEDURES FOR TENDERING SECURITIES AND DELIVERING CONSENTS") to the Depositary. Alternatively, pursuant to authority granted by DTC, any DTC participant that has Securities credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide
(i) its acceptance of the Offer and a Consent to the Proposals or (ii) its Consent to the Proposals, as applicable, as though it were the registered Holder by so completing, executing and delivering the Consent and Letter of Transmittal. See "Procedures for Tendering Securities and Delivering Consents."

                  THIS STATEMENT AND THE CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER OR THE SOLICITATION.

                  THIS STATEMENT CONSTITUTES NEITHER AN OFFER TO PURCHASE SECURITIES NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. THE OFFER AND THE SOLICITATION MADE HEREBY ARE NOT BEING MADE TO, AND NO SECURITIES OR CONSENTS ARE BEING SOLICITED FROM, HOLDERS OF SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR GRANT SUCH CONSENT.

                STATEMENT REGARDING FORWARD-LOOKING DISCLOSURE

                  This Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties. All statements other than statements of historical facts included in this Statement are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the statements and disclosures herein to the effect that actual results may differ materially from the Company's expectations.

                               TABLE OF CONTENTS

                                                                                                              PAGE
SUMMARY...........................................................................................................1

TRANSACTION SUMMARY...............................................................................................5

TERMS OF THE OFFER AND THE SOLICITATION...........................................................................7

CERTAIN CONSIDERATIONS...........................................................................................10

PURPOSE OF THE OFFER AND THE SOLICITATION........................................................................11

THE NEW CREDIT FACILITY..........................................................................................12

CAPITALIZATION...................................................................................................13

THE PROPOSALS....................................................................................................14

MARKET AND TRADING INFORMATION...................................................................................18

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SECURITIES; ACCEPTANCE OF AND PAYMENT FOR CONSENTS........................18

PROCEDURES FOR TENDERING SECURITIES AND DELIVERING CONSENTS......................................................19

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS.................................................................23

SOURCE AND AMOUNT OF FUNDS.......................................................................................25

CONDITIONS TO THE OFFER AND THE SOLICITATION.....................................................................25

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.....................................................................27

INFORMATION AGENT; DEPOSITARY; FEES AND EXPENSES.................................................................29

AVAILABLE INFORMATION............................................................................................30

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................31

MISCELLANEOUS....................................................................................................31

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

ANNEX A - PROPOSED AMENDMENTS TO THE INDENTURE..................................................................A-1

            TO THE HOLDERS OF ATLANTIC EXPRESS TRANSPORTATION CORP.
                    10 3/4% SENIOR SECURED NOTES DUE 2004:

                  This Statement and the related Consent and Letter of Transmittal contain important information that should be read carefully before any decision is made with respect to the Offer and the Solicitation.

                                    SUMMARY

                  THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE. HOLDERS ARE URGED TO READ THE MORE DETAILED INFORMATION SET FORTH ELSEWHERE AND INCORPORATED BY REFERENCE IN THIS STATEMENT. EACH OF THE CAPITALIZED TERMS USED IN THIS SUMMARY AND NOT DEFINED HEREIN HAS THE MEANING SET FORTH ELSEWHERE IN THIS STATEMENT.

                  The Company hereby offers to purchase up to $30,000,000 aggregate principal amount of its outstanding 10 3/4% Senior Secured Notes due 2004 (CUSIP No. 04853 EA C3) (the "Securities") and solicits Consents to the Proposals to the Indenture, dated as of February 4, 1997, as amended by the First Supplemental Indenture, dated as of August 14, 1997, the Second Supplemental Indenture, dated as of December 12, 1997, the Third Supplemental Indenture, dated as of October 28, 1998 and the Fourth Supplemental Indenture, dated as of April 28, 1999 (as amended, the "Indenture"), among the Company, the Guarantors (as defined therein) and The Bank of New York, as Trustee (the "Trustee"). Promptly after receipt of the Requisite Consent, the Company will cause a supplemental indenture to the Indenture (the "Supplemental Indenture") to be executed which will give effect to the Proposals (subject to certain conditions).

                  The following is a summary of certain Offer and Solicitation terms:

Tender Payment....................................   For each $1,000 in
                                                     principal amount of
                                                     Securities, a cash payment
                                                     equal to $1,000 (the
                                                     "Purchase Price") plus
                                                     interest at the per annum
                                                     rate of 10 3/4%, from and
                                                     including August 1, 2000,
                                                     up to, but not including,
                                                     the Acceptance Date (the
                                                     "Interest" and, together
                                                     with the Purchase Price,
                                                     the "Tender Payment").

Consent Payment...................................   For each $1,000 in
                                                     principal amount of
                                                     Securities, a cash
                                                     payment equal to $5
                                                     (the  "Consent Payment").
                                                     No accrued interest will
                                                     be paid on the Consent
                                                     Payment.

Record Date.......................................   November 22, 2000.

Expiration Date...................................   The Offer will be open
                                                     until 5:00 pm, New York
                                                     City time, on December
                                                     21, 2000 unless terminated
                                                     or extended by the
                                                     Company in its sole
                                                     discretion.  Holders
                                                     must validly tender their
                                                     acceptance to the

                                                     Offer on or before the
                                                     Expiration Date in order
                                                     to receive the Tender
                                                     Payment.

                                                     The Company expressly
                                                     reserves the right for
                                                     any reason (i) to
                                                     abandon, terminate or
                                                     amend the Offer at any
                                                     time prior to the
                                                     Expiration Date by giving
                                                     oral or written notice
                                                     thereof to the Depository
                                                     and (ii) not to extend
                                                     the Offer beyond the last
                                                     previously announced
                                                     Expiration Date.

Consent Date......................................   The  Solicitation  will
                                                     be open until 5:00 p.m.,
                                                     New York City time, on the
                                                     earlier of (i) the first
                                                     business day on which the
                                                     Company receives the
                                                     Requisite Consent and
                                                     certifies to the Trustee
                                                     that such Requisite
                                                     Consents have been
                                                     obtained, or (ii)
                                                     December 21, 2000 (such
                                                     time and date are herein
                                                     referred  to as the
                                                     "Consent Date"), unless
                                                     terminated or extended by
                                                     the Company in its sole
                                                     discretion.  Holders must
                                                     provide their Consents
                                                     to the Proposals on or
                                                     before the Consent Date
                                                     to be entitled to receive
                                                     the Consent Payment.

                                                     The Company expressly
                                                     reserves the right for
                                                     any reason (i) to
                                                     abandon, terminate or
                                                     amend the Solicitation at
                                                     any time prior to the
                                                     Consent Date by giving
                                                     oral or written notice
                                                     thereof to the
                                                     Information Agent and
                                                     (ii) not to extend the
                                                     Solicitation beyond the
                                                     last previously announced
                                                     Consent Date.

Eligibility for Tender Payment....................   Holders whose tenders are
                                                     properly received (and
                                                     not withdrawn) on or
                                                     before the Expiration Date
                                                     will be eligible to
                                                     receive the Tender Payment
                                                     promptly after the
                                                     consummation of the
                                                     Financing if the
                                                     conditions for payment
                                                     described herein shall
                                                     have been satisfied
                                                     or waived, subject to
                                                     proration. Any subsequent
                                                     transferees of Securities
                                                     of such Holders, and any
                                                     Holders who do not timely
                                                     make (or who withdraw) a
                                                     valid tender (and their
                                                     transferees), will not be
                                                     entitled to receive the
                                                     Tender Payment.

Eligibility for Consent Payment...................   Holders whose Consents
                                                     are properly received (and
                                                     not revoked) on or before
                                                     the Consent Date will be
                                                     eligible to receive the
                                                     Consent Payment promptly
                                                     after the consummation of
                                                     the Financing if the
                                                     conditions for payment
                                                     described herein shall
                                                     have
                                                     been satisfied or waived.
                                                     Any subsequent transferees
                                                     of Securities of such
                                                     Holders, and any Holders
                                                     who do not timely grant
                                                     (or who revoke) a valid
                                                     Consent (and their
                                                     transferees), will not be
                                                     entitled to receive the
                                                     Consent Payment even if
                                                     the Proposals become
                                                     effective with respect to
                                                     the Securities held
                                                     thereby and, as a result,
                                                     become binding thereon.

Requisite Consent.................................   Holders must grant (and
                                                     not revoke) valid Consents
                                                     in respect of a majority
                                                     in aggregate principal
                                                     amount of all Outstanding
                                                     Securities to approve the
                                                     Proposals. As of the date
                                                     of this Statement, the
                                                     aggregate outstanding
                                                     principal amount of the
                                                     Securities was
                                                     $150,000,000 million.

Conditions to the Offer and
the Solicitation .................................   The Offer, payment of the
                                                     Tender Payment and payment
                                                     of the Consent Payment are
                                                     conditioned upon, among
                                                     other things, (i) receipt
                                                     of the Requisite Consents
                                                     from the Holders with
                                                     respect to the Proposals
                                                     and execution of the
                                                     Supplemental Indenture
                                                     (the "Consent Condition"),
                                                     (ii) receipt of the
                                                     Contribution and
                                                     completion of the related
                                                     transactions, including
                                                     the consummation of the
                                                     New Credit Facility and
                                                     initial borrowings
                                                     thereunder to repay
                                                     existing credit facilities
                                                     and to fund the Tender
                                                     Payment and the Consent
                                                     Payment (the "Financing
                                                     Condition") and (iii) the
                                                     General Conditions.

Proposed Amendments...............................   If the Proposals become
                                                     effective, Sections
                                                     entitled "Limitation on
                                                     Acquisitions" and "Annual
                                                     Leverage Test" will be
                                                     added to the Indenture,
                                                     Sections entitled
                                                     "Limitation on Restricted
                                                     Payments," "Limitation on
                                                     Incurrence of
                                                     Indebtedness" and
                                                     "Limitation on
                                                     Transactions with
                                                     Affiliates" will be
                                                     revised, the definition of
                                                     "Revolving Credit
                                                     Facility" will be revised
                                                     and certain waivers will
                                                     be effected.

Consequences to
Non-Consenting Holders............................   If the Requisite Consent
                                                     is obtained, and the
                                                     Consent Payment is paid,
                                                     non-consenting Holders
                                                     will be bound by the
                                                     Proposals but will not be
                                                     entitled to receive the
                                                     Consent Payment.

Additional Collateral.............................   As required by the
                                                     Indenture. the Securities
                                                     would be secured by a
                                                     second priority security
                                                     interest in the same
                                                     collateral that secures
                                                     the New Credit Facility,
                                                     including all present and
                                                     future vehicles of the
                                                     Company. See "The New
                                                     Credit Facility."

Procedure for Tender of Securities
and Delivery of Consents .........................   Valid tenders and Consents
                                                     must be delivered to the
                                                     Depositary on or before
                                                     the Expiration Date and
                                                     the Consent Date, as
                                                     applicable. DTC is
                                                     expected to grant an
                                                     omnibus proxy authorizing
                                                     the DTC Participants to
                                                     tender Securities and
                                                     deliver Consents. Only
                                                     registered owners of
                                                     Securities as of the
                                                     Record Date or their duly
                                                     designated proxies,
                                                     including, for the
                                                     purposes of this Offer and
                                                     Solicitation, DTC
                                                     Participants, are eligible
                                                     to tender the Securities
                                                     and consent to the
                                                     Proposals and receive the
                                                     Tender Payment and the
                                                     Consent Payment, as
                                                     applicable. Therefore, a
                                                     beneficial owner of an
                                                     interest in Securities
                                                     held in an account of a
                                                     DTC Participant who wishes
                                                     to tender a Security or
                                                     deliver a Consent must
                                                     properly instruct such DTC
                                                     Participant to cause a
                                                     valid tender or a Consent
                                                     to be given, as
                                                     applicable, in respect of
                                                     such Securities. See
                                                     "Procedures for Tendering
                                                     Securities and Delivering
                                                     Consents."

Revocation of Tenders and Consents................   Withdrawal of tenders and
                                                     revocation of Consents may
                                                     be made at any time prior
                                                     to the Expiration Date or
                                                     Consent Date, as
                                                     applicable, but only by
                                                     the Holder that previously
                                                     made such tender or
                                                     granted such Consent (or
                                                     a duly designated proxy
                                                     of such Holder), as the
                                                     case may be. See
                                                     "Withdrawal of Tenders
                                                     and Revocation of
                                                     Consents."

U.S. Federal Income Tax Consequences..............   For a discussion of
                                                     certain U.S. federal
                                                     income tax consequences of
                                                     the Solicitation to
                                                     beneficial owners of
                                                     Securities, see "Certain
                                                     U.S. Federal Income Tax
                                                     Consequences."

                              TRANSACTION SUMMARY
BACKGROUND
                  The Company's growth has been constrained due in part to limited liquidity under its existing credit facility and the covenants in the Indenture which restrict the Company's ability to incur debt and grant related liens. As a result, the Company has been unable to pursue certain business opportunities and instead, such opportunities have been pursued by ATC. The Company believes that the consummation of the Financing will provide the Company with enhanced liquidity, greater financial flexibility and additional business opportunities.

                  The Company proposes to receive a capital contribution from its parent, AETG, of (i) all of the issued of outstanding shares of capital stock of ATC and (ii) $10.0 million of additional equity. As a result of the Contribution, ATC and its subsidiaries (i) would become subsidiaries of the Company and (ii) would also become Guarantors of the Securities. In addition, the stock of ATC and its subsidiaries would be pledged to secure the Securities. In connection with the Contribution, the Company proposes to establish a new $125.0 million credit facility and to repay all of the debt currently outstanding under (i) the Company's existing Revolving Credit Facility and (ii) ATC's existing credit facility, both of which would be terminated.

SOURCES AND USES OF FUNDS

                  The table below sets forth the sources and uses of funds for the Financing assuming consummation on September 30, 2000. As part of the Financing, AETG will contribute all of the issued and outstanding shares of capital stock of ATC to the Company and $10.0 million of additional equity. Proceeds from the New Credit Facility would be used to purchase Securities in the Offer, to refinance the existing credit facilities of the Company and ATC, to fund the Company's capital expenditures for fiscal 2001 and to pay expenses of the Offer and Solicitation. If the Financing were consummated on September 30, 2000, the Company would have had $28.3 million of revolving credit remaining under the New Credit Facility, subject to borrowing conditions. The amount actually available under the New Credit Facility on the Acceptance Date may be lower than such amount, depending upon the then outstanding balances under the Company's existing Revolving Credit Facility and ATC's existing credit facility, but the Company currently expects to have approximately $20 million or more available, subject to borrowing conditions, if the Acceptance Date occurs on December 21, 2000.

                      SOURCES OF FUNDS                                         USES OF FUNDS
                                                   (IN MILLIONS)
--------------------------------------------------------------------------------------------------------------------
   New Credit Facility......................  $    96.7     Repay Revolving Credit Facility ..........$   28.5
                                                            Purchase Securities in the Offer .........    30.0
   New Equity(1)............................       34.7     Repay ATC Debt ...........................    38.2
                                                            ATC Invested Equity ......................    24.7
                                                            Expansion Capital Expenditures............     5.5
                                                            Fees and Expenses(2)......................     4.5
                                              ---------          Total                                --------
     Total Sources..........................  $   131.4          Uses.............................    $  131.4
                                              =========                                               ========

(FOOTNOTES ON FOLLOWING PAGE)

----------------------------
(FOOTNOTES FROM PRECEDING PAGE)

(1) Includes the contribution of $24.7 million of invested equity at ATC plus an additional $10.0 million equity contribution.

(2)  Includes the Consent Payment.

UNAUDITED SELECTED HISTORICAL AND ADJUSTED FINANCIAL INFORMATION

                  The table below sets forth selected unaudited historical and adjusted financial information (a) for the Company for the twelve months ended September 30, 2000, (b) for ATC for the twelve months ended September 30, 2000, and (c) for the combined company assuming the Financing was completed as of September 30, 2000 in the case of balance sheet data and October 1, 1999 in the case of statement of operations data. The information is based on adjustments to the unaudited historical consolidated financial information of the Company and ATC to give effect to the Financing. The adjustments are for illustrative purposes only and reflect management's current estimate of new business resulting from anticipated new contracts and anticipated demographic growth during the twelve months ending September 30, 2001.

                  It is important that the unaudited selected historical and adjusted financial information be read in conjunction with the Company's and ATC's unaudited historical condensed statements of operations and balance sheets appearing elsewhere in this Statement. The unaudited selected historical and adjusted financial information should not be relied upon as an indication of the results of operations or financial position that would have been achieved if the Financing had taken place earlier or of the results of operations or financial position of the Company after consummation of the Financing.

                                                                TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                                         --------------------------------------------------------------------------------------
                                           AETC               ATC               COMBINED         ADJUSTMENTS          ADJUSTED
                                         --------           ------             ----------      --------------        ----------
                                                                                (DOLLARS IN MILLIONS)
Historical EBITDA...................     $     32.6         $      8.7         $     41.3      $     --           $     41.3
Adjustments.........................           (3.7)(1)            1.5(2)            (2.2)            3.6(3)             1.4
                                         ----------         ----------         ----------      ----------         ----------
Adjusted EBITDA.....................     $     28.9         $     10.2         $     39.1      $      3.6         $     42.6
                                         ==========         ==========         ==========      ==========         ==========

Cash Interest Expense...............     $     21.1         $      3.5(4)      $     24.6      $     (1.0)(5)     $     23.6
Total Debt..........................          189.7               38.2              227.9            --                227.9

Total Debt/Adjusted EBITDA..........            6.6x               3.7x               5.8x                               5.3x
Adjusted EBITDA/Cash Interest.......            1.4x               2.9x               1.6x                               1.8x

-------------------

(1) EBITDA has been reduced to eliminate an extraordinary litigation settlement and other non-recurring items.

(2) EBITDA has been increased to reflect full-year operations of acquired subsidiaries and new contracts.

(3) Represents anticipated EBITDA on new contracts and demographic growth for the year ending September 30, 2001.

(4) Adjusted to reflect full year of interest on debt incurred in connection with subsidiaries purchased after October 1, 1999 and advances made in relation to new contracts.

(5) Reflects decrease in interest expense due to difference in rates between Senior Secured Notes and New Credit Facility and reduction in interest expense assuming no additional sales of accounts receivable.

                    TERMS OF THE OFFER AND THE SOLICITATION

                  The Company will pay the Tender Payment for Securities validly tendered (and not withdrawn) pursuant to the Offer on or prior to the Expiration Date and the Company will pay the Consent Payment for Consents validly delivered (and not revoked) pursuant to the Solicitation on or prior to the Consent Date.

                  Upon the terms and subject to the conditions of the Offer (including the terms and conditions of any extension or amendment of the Offer), including the prior execution of the Supplemental Indenture, the Company will accept for payment on the Acceptance Date up to $30,000,000 of the Securities that are validly tendered (and not withdrawn) on or prior to the Expiration Date. Payments for Securities and Consents will be made on the Payment Date. Each tendering Holder whose Securities are accepted for payment pursuant to the Offer will receive the same consideration therefor, per $1,000 principal amount thereof plus interest, as all other Holders of the Securities whose tenders thereof are so accepted; provided that, that any Holder who validly tenders Securities subsequent to the Consent Date will not be entitled to receive the Consent Payment.

                  The Company will purchase up to $30,000,000 of the Securities validly tendered on or prior to the Expiration Date and not properly withdrawn, upon the terms and subject to the conditions of the Offer. All Securities not purchased pursuant to the Offer, including Securities not purchased because of proration, will be returned to the tendering Holders at the Company's expense, as promptly as practicable following the Expiration Date.

                  If the aggregate principal amount of the Securities validly tendered and not withdrawn on or prior to the Expiration Date is greater than or equal to $30,000,000, the Company will, upon the terms and subject to the conditions of the Offer, purchase $30,000,000 of the Securities so tendered.

                  In the event that proration of tendered Securities is required, the Company will determine the final proration factor as promptly as practicable after the Expiration Date. Proration for each Holder tendering Securities shall be based on the ratio of the number of Securities tendered by such Holder to the total number of Securities tendered by all Holders. This ratio will be applied to Holders tendering Securities to determine the number of Securities that will be purchased from each such Holder pursuant to the Offer. Although the Company does not expect to be able to announce the final results of such proration until approximately five business days after the Expiration Date, it will announce preliminary results of proration by press release as promptly as practicable after the Expiration Date. Holders can obtain such preliminary information from the Information Agent and may be able to obtain such information from their brokers.

                  As described in the Section entitled "Certain U.S. Federal Income Tax Consequences," the number of Securities that the Company will purchase from a Holder may affect the United States federal income tax consequences to such Holder of such purchase and therefore may be relevant to a Holder's decision whether to tender Securities. The Consent and

Letter of Transmittal affords each tendering shareholder the opportunity to designate the order of priority in which Securities tendered are to be purchased in the event of proration.

                  This Offer will be mailed to holders of record of Securities on the Record Date and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Company's list of Holders or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Securities.

                  Upon the terms and subject to the conditions of the Solicitation (including, if the Solicitation is extended or amended, the terms and conditions of any such extension or amendment), the Company is also soliciting Consents from Holders with respect to the Proposals. Holders who desire to receive the Tender Payment and Consent Payment are required to tender (and not withdraw) their Securities AND deliver their consents to the Proposals ON OR PRIOR TO THE EARLIER, IF APPLICABLE, OF THE EXPIRATION DATE OR THE CONSENT DATE. Holders who do not desire to receive the Tender Payment and only desire to receive the Consent Payment for some or all of their Securities are required to deliver their Consents to the Proposals on or prior to the Consent Date. The completion, execution and delivery of the Consent and Letter of Transmittal by a Holder in connection with the Offer and the Solicitation will be deemed to constitute the consent of the tendering Holder to the Proposals. Holders may not tender Securities without delivering the related Consents, though Holders may deliver Consents without tendering the related Securities. Tendered Securities cannot be withdrawn at any time subsequent to the Expiration Date and delivered Consents cannot be revoked at any time subsequent to the Consent Date. If the Expiration Date is extended, Holders who validly tender their Securities and deliver Consents subsequent to the Consent Date, and on or prior to the Expiration Date, will receive the Tender Payment but will not be entitled to receive the Consent Payment.

                  The Proposals require the receipt of the Requisite Consents, defined as Consents to the Proposals from the Holders of at least a majority of the Outstanding Amount. In such event, the Proposals will be deemed effective as of the time immediately prior to such acceptance for payment, and the Company will thereafter be obligated on the Payment Date to make all payments for (i) Securities validly tendered, subject to proration if the Offer is oversubscribed, and (ii) Consents validly delivered without related tenders; PROVIDED THAT, the Company shall also be obligated to make Consent Payments on all validly tendered Securities that are not accepted for Tender Payment by the Company due to proration or otherwise. The delivery of a Consent by a Holder is a consent to all of the Proposals. See "Certain Considerations," "The Proposals" and Annex A.

                  If the Requisite Consents are received and the Offer is consummated, the Proposals will be binding on all non-tendering and non-consenting Holders. Therefore, consummation of the Offer and the Solicitation and adoption of the Proposals may have material adverse consequences for Holders who elect not to tender their Securities in the Offer, who elect not to consent to the Solicitation or whose Securities are not otherwise accepted for payment in the Offer due to proration or otherwise. See "Certain Considerations," "Market and Trading Information" and "The Proposals."

                  If, prior to the Expiration Date, the Company increases or decreases the percentage of Securities being sought, or increases or decreases the Tender Payment or Consent Payment, any such changes in such percentage or consideration would be applicable to all Holders whose Securities are accepted for payment pursuant to the Offer or who validly delivers a Consent, as the case may be. In addition, in any of the foregoing events, if at the time notice of any such change is first published, sent or given to Holders, the Offer or the Solicitation is scheduled to expire at any time prior to the tenth business day from and including the date that such notice is first published, sent or given, the Offer or the Solicitation, as the case may be, would be extended at least until the expiration of such ten business day period.

                  The Offer and the Solicitation are conditioned upon, among other things, the satisfaction of the Consent Condition, the Financing Condition and the General Conditions. See "Conditions to the Offer and the Solicitation." If any condition to the Offer and the Solicitation is not satisfied or waived by the Company on or prior to the Expiration Date, the Company reserves the right (but shall not be obligated), subject to applicable law, (i) to terminate the Offer and the Solicitation and not accept for payment and purchase the tendered Securities and return all tendered Securities to tendering Holders, (ii) to waive all the unsatisfied conditions and accept for payment and purchase all Securities that are validly tendered prior to the Expiration Date (and not validly withdrawn), (iii) to extend the Offer and the Solicitation and, subject to the right, if applicable, of Holders to withdraw Securities as provided in "Withdrawal of Tenders and Revocation of Consents," retain the Securities that have been tendered during the period or periods for which the Offer and the Solicitation are extended or
(iv) to amend the Offer and the Solicitation. See "Conditions to the Offer and the Solicitation."

                  The Company expressly reserves the right, at any time or from time to time, regardless of whether or not any of the events set forth in "Conditions to the Offer and the Solicitation" shall have occurred or shall have been determined by the Company to have occurred, subject to applicable law, (i) to extend the period of time during which the Offer and the Solicitation are open and thereby delay acceptance for payment of, and the payment for, any of the Securities, by giving oral (promptly confirmed in writing) or written notice of such extension to the Depositary and (ii) to amend the Offer and the Solicitation in any respect by giving oral (promptly confirmed in writing) or written notice of such amendment to the Depositary. The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Offer and the Solicitation as described in "Conditions to the Offer and the Solicitation."

                  There can be no assurance that the Company will exercise its right to extend the Offer or the Solicitation. Any extension, waiver, amendment or termination will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

                  If the Company extends the Offer or if, for any reason, the acceptance for payment of, or the payment for (whether before or after the Company's acceptance for payment of Securities), Securities is delayed or if the Company is unable to accept for payment or pay for Securities pursuant to the Offer, then, without prejudice to the Company's rights under the Offer, the Depositary may retain tendered Securities on behalf of the Company, and such Securities may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described in "Withdrawal of Tenders and Revocation of Consents." However, the ability of the Company to delay the payment for Securities that the Company has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of such bidder's offer.

                  Each tendering Holder whose Securities are accepted for payment pursuant to the Offer will receive the same consideration therefor, per $1,000 principal amount thereof plus Interest, as all other Holders whose tenders thereof are so accepted; provided that, that even if the Expiration Date is extended, any Holder who validly tenders Securities subsequent to the Consent Date will not be entitled to receive the Consent Payment. In addition, if the Offer or the Solicitation is amended on or prior to the Expiration Date in a manner determined by the Company to constitute a material adverse change to Holders, the Company will promptly disclose such amendment and, if necessary, extend the Offer or the Solicitation for a period deemed by the Company to be adequate to permit Holders to tender or withdraw tendered Securities and deliver or revoke their Consents. See "Withdrawal of Tenders and Revocation of Consents."

                            CERTAIN CONSIDERATIONS

                  In deciding whether to participate in the Offer and the Solicitation, each Holder should consider carefully, in addition to the other information contained herein, the following:

CONSENT PAYMENT

                  On the Payment Date, the Company will pay (i) each tendering Holder who validly consented to the Proposals and (ii) each Holder who validly delivered Consents without tendering the related Securities, in each case, on or prior to the Consent Date, a Consent Payment equal to 0.5% of the principal amount ($5 per $1,000 in principal amount) of such Holder's Securities for which Consents have been validly delivered and not validly revoked on or prior to the Consent Date. If a Holder's Securities are not validly tendered and the corresponding Consents are not validly delivered pursuant to the Offer and the Solicitation on or prior to the Consent Date, or such Holder's Securities and Consents are withdrawn and revoked and not properly retendered and redelivered on or prior to the Consent Date, such Holder will not receive a Consent Payment even though the Proposals will, if the Offer is consummated, be effective as to such Holder's Securities that are not purchased in the Offer or as to which Consents were not granted. If a Holder's Consents are not validly delivered pursuant to the Solicitation on or prior to the Consent Date, or such Holder's Consents are revoked and not properly redelivered on or prior to the Consent Date, such Holder will not be entitled to receive a Consent Payment even though the Proposals will, if the Offer is consummated, be effective as to such Holder's Consents that are not validly delivered pursuant to the Solicitation.

EFFECTS OF THE PROPOSALS

                  Securities not purchased pursuant to the Offer will remain outstanding. If the Offer is consummated, certain covenants and provisions contained in the Indenture will be eliminated (or, in certain cases, added or amended) and will be binding on all Securities which remain outstanding.

MARKET AND TRADING INFORMATION

                  Depending on, among other things, the amount of Securities that remains outstanding after the Offer, the liquidity, market value and price volatility of such Securities may be adversely affected by the consummation of the Offer and the Solicitation. See "Market and Trading Information."

                  From time to time in the future, the Company or its affiliates may acquire Securities that remain Outstanding, whether or not the Offer is consummated, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as they may determine, which may be more or less than the sum of the Tender Payment and Consent Payment and could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company or its affiliates will pursue.

CERTAIN TERMS OF THE SECURITIES

                  As of the date of the Offer, the aggregate principal amount of all Securities outstanding is $150,000,000. The Securities are not redeemable at the option of the Company until February 1, 2001, at which date the Securities are redeemable in whole or in part at an initial redemption price of 105.375% (declining annually as set forth in the Indenture) of the principal amount thereof, plus accrued and unpaid interest thereon to the applicable redemption date.

                   PURPOSE OF THE OFFER AND THE SOLICITATION

                  The principal purpose of the Offer is to acquire up to $30,000,000 aggregate principal amount of the Outstanding Securities. The purpose of the Solicitation is to allow the Company to consummate the Financing.

                  Under Section 4.7(a) of the Indenture, the Company is prohibited from purchasing, redeeming or otherwise acquiring or retiring for value any "Equity Interests" of the Company, any "Subsidiary" or any other "Affiliate" of the Company (each as defined in the Indenture). To the extent the Financing, and in particular the Contribution, might be deemed to come within the restrictions of Section 4.7 of the Indenture, the Company is requesting a waiver of compliance with this covenant in connection with the consummation of the Financing.

                  Under Section 4.9(b) of the Indenture, the Company is permitted to incur indebtedness under the Revolving Credit Facility in an amount not to exceed $30.0 million without regard to the Interest Coverage Ratio (as defined in the Indenture) requirements set forth in Section 4.9(a). The New Credit Facility would provide the Company with a maximum of

$125.0 million of borrowings, subject to borrowing conditions. As a result of the New Credit Facility, the Company proposes to amend Section 4.9(b) and related provisions of the Indenture to increase the amount of debt that may be incurred without regard to the Interest Coverage Ratio to $125.0 million from $30.0 million.

                  Under Section 4.11 of the Indenture, the Company is prohibited from, among other things, entering into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (as defined in the Indenture, an "Affiliate Transaction"), subject to certain exceptions. One relevant exception permits the Company to engage in Affiliate Transactions involving $5.0 million or more if, among other things, the Company delivers to the Trustee an opinion as to the fairness of such transaction to the Company from a financial point of view issued by an investment bank of national standing. The Company will not be obtaining such an opinion in connection with the Financing. To the extent the Financing, and in particular the Contribution, might be deemed to constitute an Affiliate Transaction under the Indenture, the Company is requesting a waiver of compliance with this covenant in connection with the consummation of the Financing.

                            THE NEW CREDIT FACILITY

                  The Offer and the Solicitation are part of a proposal to establish the New Credit Facility and to repay all of the debt currently outstanding under (i) the Revolving Credit Facility and (ii) ATC's existing credit facility, both of which would be terminated. As of September 30, 2000, there was a total of approximately $66.7 million outstanding under the Revolving Credit Facility and ATC's existing credit facility. Borrowings under the New Credit Facility would also be used to fund the Tender Payment and the Consent Payment, as well as expenses of the Offer and Solicitation. The remaining portion of the New Credit Facility is expected to be available subject to borrowing conditions.

                  As proposed, the New Credit Facility would consist of a $125.0 million revolving credit facility. The New Credit Facility would be secured by first priority security interests in all present and future assets of the Company, including all accounts, general intangibles, contract rights, inventory, equipment, vehicles, fixtures and real property, except for the stock of the Company's direct and indirect subsidiaries which are required to be pledged to secure the Securities. As required by the Indenture, the Securities would be secured by a second priority security interest in the same collateral.

                  There can be no assurance that the Company will be able to enter into the New Credit Facility as currently contemplated.

                  The execution of the New Credit Facility is subject to customary conditions, completion of the Contribution, receipt of the Requisite Consents by the Company and the execution of the Supplemental Indenture. The New Credit Facility is expected to close no later than December 21, 2000. No assurance can be given that these conditions will be met and that the New Credit Facility will be executed.

                                CAPITALIZATION

                  The following table sets forth the consolidated capitalization of the Company as of September 30, 2000, and such capitalization as adjusted to give pro forma effect to the Financing, as if it had occurred on September 30, 2000.

                                                                               SEPTEMBER 30, 2000
                                                                ---------------------------------------------
                                                                   HISTORICAL                AS ADJUSTED
                                                                -------------------     ---------------------
                                                                               (IN MILLIONS)
Total Debt:
     Credit Facility(1)..................................        $            28.5          $            96.7
     10 3/4% Senior Secured Notes due 2004(2)............                    150.0                      120.0
     Other debt..........................................                     11.2                       11.2
                                                                 -----------------          -----------------
         Total Debt......................................        $           189.7          $           227.9
                                                                 =================          =================

Invested Equity..........................................        $            75.9          $           110.6
                                                                 =================          =================

-----------

(1) Up to $125.0 million will be available to the Company, subject to borrowing conditions.

(2) Assumes that $30.0 million principal amount of outstanding Securities are tendered and accepted in the Offer.

                                 THE PROPOSALS

                  THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF CERTAIN PROVISIONS OF THE INDENTURE, AND THE PROPOSALS AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE INDENTURE AND ANNEX A TO THIS STATEMENT, WHICH ARE INCORPORATED BY REFERENCE HEREIN. IN ADDITION TO THE AMENDMENTS DESCRIBED BELOW, CERTAIN CONFORMING AND RELATED CHANGES WOULD BE MADE TO THE INDENTURE AS MAY BE APPROPRIATE TO IMPLEMENT THE PROPOSALS. COPIES OF THE INDENTURE AND SUPPLEMENTAL INDENTURE ARE AVAILABLE FROM THE TRUSTEE OR THE COMPANY UPON REQUEST. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE INDENTURE.

GENERAL

                  None of the maturity date, payment provisions or redemption provisions of the Securities will be amended as a result of the Proposals. However, as described below, the interest rate payable on the Securities could increase by 0.50% per annum as a result of the Proposals if the Company does not meet a new annual leverage test. The guarantee to the Indenture will continue to be the obligation of the Guarantors. In addition, ATC and its subsidiaries will become Guarantors of the Securities and their stock will be pledged to secure the Securities.

                  If the Requisite Consent is obtained, non-consenting holders of Securities will be bound by the Proposals but will not be entitled to receive the Consent Payment. The Proposals will be effected (and will become operative) by execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee. If the Contribution is not consummated, the New Credit Facility is not executed and the Consent Payment is not paid, the Supplemental Indenture will be of no force or effect.

                  The Proposals constitute a single proposal and a Holder who
(i) tenders and consents or (ii) consents, without tendering, must consent to the Proposals in their entirety and may not consent selectively with respect to certain of the Proposals. If the Requisite Consents are received and the Proposals become effective, the Proposals will be binding on all non-tendering or non-consenting Holders. The completion, execution and delivery of the Consent and Letter of Transmittal by a Holder in connection with the Offer and the Solicitation will be deemed to constitute the consent of the tendering Holder to the Proposals.

                  Upon receipt of the Requisite Consents with respect to the Proposals and execution of the Supplemental Indenture, the Consent Condition will be deemed satisfied. See "Conditions to the Offer and the Solicitation."

SECTION 4.7  "LIMITATION ON RESTRICTED PAYMENTS"

                  The "Limitation on Restricted Payments" covenant in Section
4.7 of the Indenture limits, among other things, the Company's ability to "purchase, redeem or otherwise acquire retire for value" any equity security of any affiliate of the Company. The Financing might be deemed to come within the scope of this covenant. For example, as part of the Contribution, the Company may be deemed to "otherwise acquire" the equity securities of ATC, which is an affiliate of the Company. The Proposals would waive compliance with the "Limitation on Restricted Payments" covenant in Section 4.7 of the Indenture to the extent necessary in connection with the consummation of the Financing.

                  In addition, under the "Limitation on Restricted Payments" covenant in Section 4.7(a) of the Indenture, the Company is currently generally permitted to make Restricted Payments if, at the time of such Restricted Payment,

                  (1) no Default or Event of Default exists or would occur as a consequence thereof;

                  (2) after giving effect thereto, the Company could incur additional Indebtedness in accordance with the Interest Coverage Ratio test in Section 4.9(a) of the Indenture; and

                  (3) such Restricted Payment (and any prior such Restricted Payments) do not exceed the sum of (x) 50% of the Company's Consolidated Net Income for specified periods plus (y) cash proceeds from sales of qualifying equity securities plus (z) certain other amounts.

The proposals would eliminate the foregoing provisions of Section 4.7(a) so that the Company would no longer be permitted to make Restricted Payments based on 50% of its accumulated Consolidated Net Income, equity proceeds and other amounts.

SECTION 4.9  "LIMITATION ON INCURRENCE OF INDEBTEDNESS"

EXISTING PROVISION

                  "(b) The limitations of Section 4.9(a) shall not prohibit the incurrence of: (i) Indebtedness under the Revolving Credit Facility, provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $30.0 million, less any repayments thereunder pursuant to Section 4.10 hereof,".

PROPOSED AMENDMENT

                  The Proposals would increase the limit of Indebtedness that may be incurred under the Revolving Credit Facility from $30.0 million to $125.0 million.

SECTION 4.11  "LIMITATION ON TRANSACTIONS WITH AFFILIATES"

EXISTING PROVISION

                  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), except for (i) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $1.0 million; PROVIDED, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (ii) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $5.0 million; PROVIDED, that a majority of the disinterested members of the Board of Directors of the Company determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view, issued by an investment banking firm of national standing and (iv) Permitted Affiliate Transactions and other Restricted Payments permitted by the provisions described in Section 4.7 hereof

PROPOSED AMENDMENT

                  The Proposals would waive compliance with the "Limitation on Transactions with Affiliates" covenant in Section 4.11 of the Indenture to the extent necessary in connection with the consummation of the Financing, including any requirement that the Company deliver an opinion as to the fairness to the Company of the Financing from a financial point of view, issued by an investment banking firm of national standing.

                  The Proposals would add a provision to Section 4.11 that would require that in the case of any Asset Sale with an aggregate value of more than $1.0 million that is also an Affiliate Transaction subject to
Section 4.11 of the Indenture, (1) the Company must deliver to the Trustee opinions as to the fairness to the Company from a financial point of view of such Asset Sale, issued by two investment banking firms of national standing that each have a net worth of at least $200.0 million and (2) the aggregate value of all such transactions in any fiscal year does not exceed 10% of the Company's consolidated total assets as shown on the Company's audited consolidated balance sheet as most recently delivered to the Trustee in accordance with Section 4.3 of the Indenture.

NEW SECTION 4.19  "LIMITATION ON ACQUISITIONS"

                  The Proposals would add a new Section 4.19 to the Indenture that would prohibit the Company from making acquisitions in any fiscal year if the debt portion of aggregate purchase prices for all such acquisitions in such year exceeded $5.0 million. Any unused capacity under the covenant in a given year would be available for use in subsequent years in addition to the $5.0 million initially available for such subsequent year.

NEW SECTION 4.20  "ANNUAL LEVERAGE TEST"

                  The Proposals would add a new Section 4.20 to the Indenture which would require the Company to pay 0.50% per annum of additional interest if the Company fails to meet a new annual ratio test. The new annual ratio test will measure, as of the last day of a fiscal year, the ratio of the Company's (1) consolidated Indebtedness to (2) Consolidated EBITDA plus new equity raised or capital contributions received during such year. For purposes of this annual ratio test, new equity raised and capital contributions received for such fiscal year shall include, at the Company's election, amounts received during the 90 days following the end of such year (provided that the Company must designate whether amounts received during such 90 day period shall be credited to the calculation either for the immediately preceding fiscal year or the fiscal year in which they are received but not both). For purposes of such test for the year ending June 30, 2001, $2.0 million of the Contribution would be recognized in calculating the ratio, plus any other new equity raised or capital contributions received by the Company following the execution of the Supplemental Indenture and prior to June 30, 2001, or within 90 days thereafter (subject to the Company making the previously referred to election and designation). The annual ratio test would be 5.35x for fiscal 2001, 5.20x for fiscal 2002, and 5.00x for fiscal 2003.

                  The additional interest, if payable, would accrue from the Interest Payment Date immediately preceding the determination that such additional interest is required. The Company has 15 Business Days following its submission of its annual financial statements to the Trustee to determine whether it meets the annual ratio test for such year.

DEFINITION OF "REVOLVING CREDIT FACILITY"

                  PROPOSED AMENDMENT. The Proposals would amend the existing definition of "Revolving Credit Facility" so that the term "Revolving Credit Facility" would mean the New Credit Facility. As amended, "Revolving Credit Facility" would mean that certain credit facility dated December , 2000 by and between Congress Financial Corporation, as lender, the Company and those Subsidiaries of the Company named therein, as borrowers, and the Restricted Subsidiaries, as guarantors, in the amount of up to $125.0 million as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing.

OMNIBUS CONSENT

                  In addition to the amendments described above, the Company is requesting that the holders of the Securities consent to such additional amendments and waivers to the Indenture and, as necessary, to the Security Documents (as defined in the Indenture) not inconsistent with the foregoing that may be required to consummate the Financing, including but not limited to certain conforming and related changes to the Indenture as appropriate in light of those amendments.

                        MARKET AND TRADING INFORMATION

                  Although the Company believes that the trading activity for the Securities is currently limited, to the extent that Securities are tendered and accepted in the Offer, the trading market for the Securities that remain outstanding thereafter will become even more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller "FLOAT") may command a lower price than would a comparable debt security with a greater float. Therefore, the market price for Securities not tendered or not purchased may be affected adversely to the extent that the number of Securities tendered and purchased pursuant to the Offer reduces the float of Securities. The reduced float may also tend to make the trading price more volatile. In addition, upon the effectiveness of the Supplemental Indenture, certain covenants will be eliminated or modified, which may adversely affect the market price for Securities. There can be no assurance that any trading market will exist for the Securities following the Offer. The extent of the public market for the Securities following consummation of the Offer would depend upon the number of Holders that remain at such time, the interest in maintaining a market in the Securities on the part of securities firms and upon other factors.

              ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SECURITIES;
                    ACCEPTANCE OF AND PAYMENT FOR CONSENTS

                  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), including the prior execution of the Supplemental Indenture, the Company will accept for payment and will pay for all Securities validly tendered (and not withdrawn) pursuant to the Offer on or prior to the Expiration Date, such acceptance to be made on the Acceptance Date and such payment to be made on the Payment Date. All determinations concerning the satisfaction of such terms and conditions will be within the Company's sole discretion, whose determinations will be final and binding. See "Conditions to the Offer and the Solicitation." The Company expressly reserves the right, in the Company's sole discretion, to delay acceptance for payment of, or payment for, the Securities, subject to Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of a tender offer, if any of the conditions of the Offer shall not have been satisfied or validly waived or in order to comply, in whole or in part, with any applicable law.

                  In all cases, payments for Securities tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing Securities or confirmation of a book-entry transfer of such Securities into the Depositary's account at DTC pursuant to the procedures set forth in "Procedures for Tendering Securities and Delivering Consents," (ii) a Consent and Letter of Transmittal (or a copy thereof), properly completed and duly executed, with any required signature guarantees (or an Agent's Message in connection with a book-entry transfer) and (iii) any other documents required by the Consent and Letter of Transmittal.

                  For purposes of the Offer, validly tendered Securities will be deemed to have been accepted for payment if, as and when the Company gives oral (promptly confirmed in writing) or written notice thereof to the Depositary, subject to proration. The Company will pay for

Securities so accepted on the Payment Date by depositing the aggregate sum of the Tender Payment and the related Consent Payments with the Depositary or its designee, which will act as agent for tendering Holders for the purpose of receiving payments from the Company and transmitting such payments to tendering Holders. Tenders of Securities will be accepted only in principal amounts of $1,000 or integral multiples thereof.

                  For purposes of the Solicitation, Consents received by the Depositary will be deemed to have been accepted, if, as and when the Company gives written notice to the Trustee of the receipt by the Depositary of the Requisite Consents, and the Supplemental Indenture is executed. The Consent Payment will not, however, be made until the Payment Date and subject to acceptance of tendered Securities pursuant to the Offer.

                  If any tendered Securities are not purchased pursuant to the Offer for any reason, such Securities not purchased will be returned, without expense to the tendering Holder (or, in the case of Securities tendered by book-entry transfer into the Depositary's account at DTC, such Securities will be credited to the account maintained at DTC from which such Securities were delivered), as promptly as practicable after the expiration or termination of the Offer.

                  Holders who tender Securities will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 7 of the Consent and Letter of Transmittal, transfer taxes on the purchase of Securities pursuant to the Offer.

                  The Company reserves the right to transfer or assign, in whole at any time or in part from time to time, to one or more of its affiliates, the right to purchase Securities tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Offer or prejudice the rights of tendering Holders to receive payments for Securities validly tendered and accepted for payment pursuant to the Offer.

                  It is a condition precedent to the Company's obligation to accept Securities for payment pursuant to the Offer that the Supplemental Indenture be executed. See "Conditions to the Offer and the Solicitation."

          PROCEDURES FOR TENDERING SECURITIES AND DELIVERING CONSENTS

                  THE TENDER OF SECURITIES PURSUANT TO THE OFFER AND IN ACCORDANCE WITH THE PROCEDURES DESCRIBED BELOW WILL CONSTITUTE THE DELIVERY OF A CONSENT WITH RESPECT TO SUCH SECURITIES EVEN IF ALL OF SUCH SECURITIES ARE NOT ACCEPTED FOR PAYMENT BY THE COMPANY DUE TO PRORATION OR OTHERWISE. HOLDERS WHO DESIRE TO TENDER THEIR SECURITIES PURSUANT TO THE OFFER AND RECEIVE THE TENDER PAYMENT ARE REQUIRED TO DELIVER CONSENTS TO THE PROPOSALS. HOLDERS WHO DESIRE TO DELIVER CONSENTS TO THE PROPOSALS PURSUANT TO THE SOLICITATION WITHOUT TENDERING SOME OR ALL OF THEIR SECURITIES ARE REQUIRED TO DELIVER CONSENTS TO THE PROPOSALS. HOLDERS MAY NOT TENDER THEIR SECURITIES WITHOUT VALIDLY DELIVERING CONSENTS PURSUANT TO THE SOLICITATION, THOUGH HOLDERS MAY DELIVER CONSENTS WITHOUT TENDERING SECURITIES PURSUANT TO THE OFFER.

                  SECURITIES, A CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTATION SHOULD ONLY BE SENT AS INSTRUCTED BELOW AND NOT TO THE COMPANY, THE TRUSTEE OR THE INFORMATION AGENT.

TENDER OF SECURITIES AND DELIVERY OF CONSENTS

                  The valid tender by a Holder pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal. Only registered Holders are authorized to tender their Securities and consent to the Proposals. The procedures by which Securities may be tendered and Consents given by beneficial owners that are not Holders will depend upon the manner in which the Securities are held. Holders who wish to (i) tender Securities or
(ii) deliver Consents without tendering some or all of their Securities, in each case, and who wish to retain the benefit of the Consent Payment or wish to provide such benefit to a transferee should (x) validly tender their Securities and deliver the related Consents or (y) deliver the Consents, as applicable, designating the transferee as payee in the boxes marked A and/or B "Special Issuance/Delivery Instructions," as applicable, contained in the Consent and Letter of Transmittal.

TENDER OF SECURITIES HELD IN PHYSICAL FORM

                  To effectively tender Securities held in physical form pursuant to the Offer, a Consent and Letter of Transmittal (or a copy thereof), properly completed and duly executed, and any other documents required by the Consent and Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Statement (or delivery of Securities may be effected through the deposit of Securities with DTC and making book-entry delivery as set forth below) on or prior to the Consent Date (to receive the Consent Payment) or the Expiration Date (to receive only the Tender Payment), as the case may be; PROVIDED, HOWEVER, that the tendering Holder may instead comply with the guaranteed delivery procedures set forth below.

TENDER OF SECURITIES HELD THROUGH A CUSTODIAN

                  To effectively tender Securities that are held of record by a custodian, bank, depositary, broker, trust company or other nominee, the beneficial owner thereof must instruct such Holder to tender the Securities on the beneficial owner's behalf. A Letter of Instructions is included in the solicitation materials provided with this Statement that may be used by a beneficial owner in this process to assist in causing the tender to be effected. Any beneficial owner of Securities held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Securities are held in DTC to execute, on such beneficial owner's behalf, a consent with respect to Securities beneficially owned by such beneficial owner on the day of execution.

TENDER OF SECURITIES HELD THROUGH DTC

                  To effectively tender Securities that are held through DTC, DTC participants should transmit their acceptance through ATOP, which the Company believes will be available for this purpose, and DTC will then edit and verify the acceptance and send an Agent's Message (as defined herein) to the Depositary for its acceptance. Delivery of tendered Securities must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

                  The method of delivery of Securities and Consents and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Securities and delivering a Consent and Letter of Transmittal and, except as otherwise provided in the Consent and Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Consent Date or Expiration Date, as the case may be, to permit delivery to the Depositary prior to such date.

                  Except as provided below, unless the Securities being tendered are deposited with the Depositary on or prior to the Consent Date or the Expiration Date, as the case may be (accompanied by a properly completed and duly executed Consent and Letter of Transmittal or a Notice of Guaranteed Delivery), the Company may, at its option, treat such tender as defective for purposes of the right to receive the Consent Payment or Tender Payment, respectively. Payment for the Securities will be made only against deposit of the tendered Securities and delivery of all other required documents.

BOOK-ENTRY DELIVERY PROCEDURES

                  The Depositary will establish accounts with respect to the Securities at DTC for purposes of the Offer within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book-entry delivery of the Securities by causing DTC to transfer such Securities into the Depositary's account in accordance with DTC's procedures for such transfer. However, although delivery of Securities may be effective through book-entry transfer into the Depositary's account at DTC, the Consent and Letter of Transmittal (or a copy thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one or more of its addresses set forth on the back cover of this Statement on or prior to the Consent Date or the Expiration Date, as the case may be, or the guaranteed delivery procedure described below must be followed. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

                  The term "AGENT'S MESSAGE" means a message transmitted by DTC to, and received by the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Securities and that such participants have received the Consent and Letter of Transmittal and agree to be bound by the terms of the Consent and Letter of Transmittal and the Company may enforce such agreement against such participants.

SIGNATURE GUARANTEES

                  Signatures on all Consents and Letters of Transmittal must be guaranteed by a recognized participant (each, a "MEDALLION SIGNATURE GUARANTOR") in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, unless the Securities tendered thereby are tendered (i) by a registered Holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Securities) who has not completed either the box entitled "Special Delivery Instructions" or "Special Payment or Issuance Instructions" on the Consent and Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "ELIGIBLE INSTITUTION"). See Instruction 1 of the Consent and Letter of Transmittal. If the Securities are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Securities not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signature on the Consent and Letter of Transmittal accompanying the tendered Securities must be guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1 and 5 of the Consent and Letter of Transmittal.

GUARANTEED DELIVERY

                  If a Holder desires to (i) tender Securities and deliver Consents pursuant to the Offer and the Solicitation or (ii) deliver Consents pursuant to the Solicitation without tendering some or all of its Securities, in each case as applicable, and time will not permit the Consent and Letter of Transmittal, certificates representing the Securities and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, on or prior to the Consent Date or the Expiration Date, as the case may be, such Holder may nevertheless deliver its Consents, and such Securities may nevertheless be tendered, with the effect that such delivery and/or tender will be deemed to have been received on or prior to the Consent Date or the Expiration Date, respectively, if all the following conditions are satisfied, where applicable:

                           (i) the tender is made by or through an
                  Eligible Institution;

                           (ii) a properly completed and duty executed Notice
                  of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by the Company, is received by the Depositary on or prior to the Consent Date or Expiration Date, as the case may be, as provided below; and

                           (iii) the tendered Securities, in proper form for
                  transfer (or a Book-Entry Confirmation of the transfer of such Securities into the Depositary's account at DTC as described above), together with a Consent and Letter of Transmittal (or a copy thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message in the case of a book-entry transfer, are received by the Depositary within three business days after the date of execution of the Notice of Guaranteed Delivery.

                  The Notice of Guaranteed Delivery may be sent by hand-delivery, telegram, fax transmission, mail or an Agent's Message to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

                  Failure to complete the guaranteed delivery procedure outlined above will not, of itself, affect the validity of, or effect a revocation of, any Consent and Letter of Transmittal properly executed by a Holder of Securities who attempted to use the guaranteed delivery procedures.

                  Notwithstanding any other provision hereof, payment of the Tender Payment or Consent Payment for Securities (i) tendered and accepted for payment pursuant to the Offer and the Solicitation or (ii) delivered and accepted for payment pursuant to the Solicitation will, in all cases, be made only after timely receipt (i.e., on or prior to the Consent Date if the Holder is to receive the Consent Payment and on or prior to the Expiration Date if the Holder is to receive the Tender Payment) by the Depositary of the tendered Securities (or Book-Entry Confirmation of the transfer of such Securities into the Depositary's account at DTC as described above), or delivered Securities, as the case may be, and a Consent and Letter of Transmittal (or a copy thereof) with respect to such Securities, properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message.

DETERMINATION OF VALIDITY

                  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Securities tendered or Consents delivered pursuant to any of the procedures described herein will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Securities or deliveries of Consents determined by it not to be in proper form or, in the case of Securities, if the acceptance for payment of, or payment for, such Securities may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any defect or irregularity in any tender of Securities or delivery of Consents of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. None of the Company, the Depositary, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or deliveries or will incur any liability for failure to give any such notification of any defects or irregularities in tenders or deliveries or will incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Offer and the Solicitation (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding.

               WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

WITHDRAWAL RIGHTS

                  Securities tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date; however, Holders who have delivered Consents pursuant to the Solicitation with respect to such withdrawn Securities will not be entitled to receive the Consent Payment.

                  For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses specified on the back cover of this Statement on or prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person who tendered the Securities to be withdrawn, (ii) contain the description of the Securities to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Securities (unless such Securities were tendered by book-entry transfer) and the aggregate principal amount represented by, such Securities and (iii) be signed by the Holder of such Securities in the same manner as the original signature on the Consent and Letter of Transmittal by which such Securities were tendered (including, any required signature guarantee), if any, or be accompanied by documents of transfer satisfactory to the Company and the Trustee to register the transfer of such Securities into the name of the person withdrawing the tender. If the Securities to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile transmission notice of withdrawal even if physical release is not yet effected. In addition, such notice must specify, in the case of Securities tendered by delivery of certificates for such Securities, the name of the registered Holder (if different from that of the tendering Holder) and, in the case of Securities tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Securities. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Neither the Company, the Depositary, the Information Agent, the Trustee nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liabilities for failure to give any such notification.

                  Withdrawals may not be rescinded, and any Securities withdrawn from the Offer will be deemed not to have been validly tendered for purposes of the Offer. Unless the Securities so withdrawn are validly retendered in compliance with the terms of the Offer and the Solicitation, no Tender Payment or Consent Payment will be made pursuant to the Offer with respect to such Securities. Any Securities so withdrawn will be returned to the registered Holder thereof without cost to such registered Holder as soon as practicable after withdrawal. Properly withdrawn Securities may be retendered by following one of the procedures described above under "Procedures for Tendering Securities and Delivering Consents" at any time on or prior to the Expiration Date, provided that no Consent Payment will be made with respect to such Securities unless such payments are otherwise payable pursuant to the terms hereof.

                  The withdrawal of Securities after the Consent Date will not constitute a revocation of any Consent to the Proposals previously given or deemed given.

REVOCATION OF CONSENTS

                  Any Holder of Securities who has consented to the Proposals may effectively revoke such Consent by filing a written notice of revocation with the Depositary at one of its addresses set forth on the back cover of this Statement prior to the execution of the Supplemental Indenture. The Depositary shall deliver promptly to the Trustee any notice of revocation received by it. A notice of revocation, to be effective, must be signed by the Holder of such Securities and must contain the description of the Securities to which it relates, the certificate number or numbers of such Securities (if available) or information sufficient to enable the Depositary to identify such Securities, and the aggregate principal amount represented by such Securities. A Holder who has delivered a revocation may thereafter deliver a new Consent by following one of the described procedures for delivering a Consent at any time on or prior to the Consent Date. A withdrawal of Securities tendered pursuant to the Offer will not constitute a revocation of any Consent given with respect to such Securities unless the procedures for revocation of Consents described herein are followed however, the Consent Payment will not be paid with respect to such Securities. In addition to the foregoing, in order for a Holder to revoke a Consent, such Holder must withdraw any related tendered Securities. A purported notice of revocation which is not received by the Trustee in a timely fashion and accepted by the Trustee as a valid revocation will not be effective to revoke a Consent previously given.

                  No Consent Payment will be made with respect to any Securities if the Holder (i) validly revokes, prior to the execution of the Supplemental Indenture, the Consent as to which a Consent Payment would otherwise have been made and does not redeliver such Consent on or prior to the Consent Date or (ii) validly withdraws such Holder's tender of the related Securities on or prior to the Expiration Date. Prior to the execution of the Supplemental Indenture, the Company intends to consult with the Depositary to determine whether the Depositary has received any revocation of Consents. The Company reserves the right to contest the validity of any such revocations.

                  All question as to the validity, form and eligibility (including time of receipt) of any notice of revocation will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties. Neither the Company, the Depositary, the Information Agent, the Trustee nor any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liabilities for failure to give any such notification.

                          SOURCE AND AMOUNT OF FUNDS

                  The total amount of funds required by the Company to purchase all the Securities (and pay the related Consent Payments) pursuant to the Offer and to pay related fees and expenses is estimated to be approximately $34.5 million (assuming $30,000,000 aggregate principal amount of Securities are tendered, Consent Payments are made in respect of 100% of the Outstanding Securities and the Payment Date occurs on December 21, 2000). Such funds are expected to be obtained through the Financing, including the New Credit Facility, and cash on hand.

                  CONDITIONS TO THE OFFER AND THE SOLICITATION

                  Notwithstanding any other provision of the Offer and the Solicitation and in addition to (and not in limitation of) the Company's rights to extend and amend the Offer and the Solicitation at any time, in its sole discretion, the Company shall not be required to accept for payment, or pay for, and may delay the acceptance for payment of, or payment for, any Securities tendered or Consents delivered, in each event subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Offer if any of the Consent Condition, the Financing Condition or the General Conditions (each as defined below) shall not have been satisfied with respect to the Offer on or prior to the Expiration Date.

                  The "Consent Condition" with respect to the Securities shall mean (i) receipt of the Requisite Consents from the Holders of Securities with respect to the Proposals and (ii) execution of the Supplemental Indenture providing for the Proposals.
See "Terms of the Offer and the Solicitation," "The Proposals" and Annex A.

                  The "FINANCING CONDITION" shall mean the consummation of the Financing. See "--Certain Offer and Solicitation Matters."

                  The "GENERAL CONDITIONS" shall mean the conditions set forth below in paragraphs (i) through (v). The General Conditions shall be deemed to have been satisfied, unless any of the following conditions shall occur on or after the date of this Statement and prior to the Expiration Date:

                           (i) there shall have occurred (a) any general
                  suspension of trading in, or limitation on prices for, securities in the financial markets of the United States,
                  (b) a significant change in the price of the Securities in the United States securities or financial markets, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority, domestic, foreign or international, on the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly involving the United States or (g) of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

                           (ii) an order, statute, rule, regulation, executive
                  order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, administrative or regulatory authority that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of, or materially impair the contemplated benefits to the Company, or any of its affiliates of, the Offer, the Solicitation or the Financing, or that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or any of its affiliates;

                           (iii) there shall have been instituted or
                  threatened or be pending any action or proceeding before or by any court, governmental, administrative or regulatory authority, or by any other person, in connection with the Offer, the Solicitation or the Financing, that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or any of its affiliates;

                           (iv) either the Trustee or the Company shall have
                  taken any action, or failed to take any action, which action or failure could, in the sole judgment of the Company, adversely affect the consummation of the Offer, the Solicitation or the Financing, or the Trustee's or the Company's ability to effect the Proposals, or shall have taken any action that challenges the validity or effectiveness of, or shall have objected in any respect to, the procedures used by the Company in soliciting the Consents (including the form thereof) or in making the Offer or the Solicitation, the acceptance of the tendered Securities and the delivered Consents or the making of payments for the Securities and the Consents; or

                           (v) there shall have occurred, or be likely to
                  occur, any event affecting the business or financial affairs of the Company or its affiliates that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer, the Solicitation or the Financing.

                  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. The Company does not intend to waive the Consent Condition or the Financing Condition. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

                  The following is a general summary of certain U.S. federal income tax consequences expected to result to a Holder from (i) the sale of Securities to the Company pursuant to the Offer, and (ii) the retention of Securities and the adoption of the Proposals. It is intended only as a descriptive summary and does not purport to be a complete technical analysis or listing of all potential tax effects to Holders from the transactions. This summary is based upon current provisions of the United States Internal Revenue Code of 1986, as amended (the "CODE"), applicable Treasury Regulations (the "REGULATIONS"), and the public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, possibly on a retroactive basis. This summary is also based on the information included in this Statement and related documents. The tax treatment of a Holder of Securities may vary depending upon such Holder's particular situation, and certain Holders (such as insurance companies, tax-exempt organizations, mutual funds, retirement plans, financial institutions, brokers, dealers, and foreign taxpayers) might be subject to special rules not discussed below. This discussion is directed to Holders who are United States persons and beneficial owners of the Securities and assumes that the Securities are held as capital assets (generally property held for investment). No information is provided herein with respect to foreign, state or local tax laws or estate and gift tax considerations. There is no assurance that the Internal Revenue Service (the "SERVICE") will not take a different position concerning the tax consequences of the transactions. EACH HOLDER IS URGED AND EXPECTED TO CONSULT ITS TAX ADVISOR REGARDING FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF TENDERING THE SECURITIES PURSUANT TO THE OFFER OR RETAINING THE SECURITIES, ESPECIALLY IN LIGHT OF THE HOLDER'S PARTICULAR CIRCUMSTANCES.

HOLDERS WHO ARE UNITED STATES PERSONS

                  The following discussion addresses the U.S. federal income tax considerations applicable to a Holder who or which is (i) a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, or an estate the income of which is includible in gross income for the United States federal income tax purposes regardless of source, or (ii) a trust which is subject to primary supervision by a court within the United States and with respect to which one or more U.S. persons have the authority to control all substantial decisions (a "U.S. PERSON").

                  SALE OF SECURITIES. The receipt of cash by a Holder in exchange for Securities will be a taxable transaction for U.S. federal income tax purposes. In general, subject to discussions below regarding Consent Payments, a Holder who receives cash in exchange for Securities pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between (i) the amount of cash received (other than cash attributable to accrued interest not previously taken into account, which will be taxable as ordinary income) in exchange for such Securities and (ii) such Holder's adjusted tax basis in such Securities. In general, a Holder's adjusted tax basis for Securities will generally equal the price paid by such Holder for the Securities as increased by the accruals of market discount, if any, that the Holder has previously elected to include in gross income on an annual basis, and decreased by the amount of any payments received with respect to the Securities (excluding payments of stated interest). Any gain or loss recognized on a sale of Securities pursuant to the Offer should be capital gain or loss, subject to the market discount rules discussed below, and will be long-term capital gain or loss if the Holder has held the Securities for the applicable holding period.

                  MARKET DISCOUNT. A Security has "market discount" if its stated redemption price exceeds its tax basis in the hands of the Holder immediately after its acquisition, unless a statutorily defined DE MINIMIS exception applies. Gain recognized by a Holder with respect to the Securities with market discount will generally be treated as ordinary income to the extent of the market discount accrued during such Holder's period of ownership. This rule will not apply to a Holder who had previously elected to include market discount in income as it accrued for U.S. federal income tax purposes.

                  ADOPTION OF PROPOSALS. Although the matter is not entirely free from doubt, adoption of the Proposals, alone or together with the receipt of the Consent Payment, should not constitute an exchange of the Securities for new obligations ("Deemed New Securities") pursuant to section 1001 of the Code and, accordingly, should not be a taxable event to the Holders of Securities. There is no assurance, however, that the Service will not take a different position, and Holders are urged to consult their own tax advisor as to the tax treatment of the adoption of the Proposals and the receipt of the Consent Payment. For example, if the adoption of the Proposals were viewed as an deemed exchange of Securities for the Deemed New Securities, among other things, the Holders may be required to recognize gain or loss.

                  CONSENT PAYMENTS. The treatment of the Consent Payments, whether paid to a tendering Holder or non-tendering Holder, is subject to uncertainty under applicable law. The Service may treat the Consent Payments as a fee paid for consenting to the Proposals. If such treatment applies, the Consent Payments will be subject to tax as ordinary income and, with respect to tendering Holders, will not be taken into account in the calculation of gain or loss described above.

                  BACKUP WITHHOLDING. To prevent backup federal income tax withholding equal to 31% of the amount of the Consent Payment paid to a Holder, each Holder receiving a Consent Payment must notify the Company and its agent of such Holder's correct taxpayer identification number and provide certain other information by properly completing a Form W-9 or a Substitute Form W-9. The amount of any backup withholding from a payment to a Holder generally will be allowed as a credit against such Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Service.

HOLDERS WHO ARE NOT UNITED STATES PERSONS

                  The following discussions address the U.S. federal income tax considerations applicable to a Holder who is not a U.S. person (a "NON-U.S. HOLDER").

                  Although not clear, the Company intends to withhold the U.S. federal income tax at a rate of 30% from a Consent Payment paid to a non-U.S. Holder, unless (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Payment is effectively connected and provides a properly executed Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payment paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed Form W-8BEN (claiming exemption under an applicable treaty). If such withholding results in an overpayment of taxes, a refund or credit may be obtainable, provided that the required information is furnished to the Service.

                  In addition, although not clear, the Company intends to apply U.S. information and backup withholding (at a rate of 31%) unless a non-U.S. Holder is an exempt recipient or provides a certificate (Form W-8BEN) as to its non-U.S. status.

               INFORMATION AGENT; DEPOSITARY; FEES AND EXPENSES

                  AETG and the Company have engaged Jefferies & Company, Inc. to act as the exclusive information agent (the "INFORMATION AGENT") in connection with the Offer and Solicitation. In its capacity, the Information Agent may contact Holders regarding the Offer and the Solicitation and may request brokers, dealers and other nominees to forward this Statement and related materials to beneficial owners of Securities. Any Holder that has questions concerning the terms of the Offer or the Solicitation may contact the Information Agent at its address and telephone number set forth on the back cover of this Statement. Holders of

Securities may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer or the Solicitation.

                  The Company has agreed to pay the Information Agent reasonable and customary fees for its services and to reimburse the Information Agent for its reasonable out-of-pocket expenses in connection therewith. The Company has further agreed to indemnify the Information Agent against certain liabilities, including certain liabilities under the federal securities laws. At any given time, the Information Agent may trade the Securities or other debt or equity securities of the Company for its own accounts or for the accounts of customers, and, accordingly, may hold a long or short position in the Securities or such other securities. In addition, the Information Agent has provided in the past certain investment banking and financial advisory services to the Company and certain of its affiliates for which it has received customary compensation and may do so in the future.

                  The Company will pay the Depositary reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company has agreed to indemnify the Depositary for certain liabilities and expenses. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of Securities.

                  The Consent and Letter of Transmittal and all correspondence in connection with the Offer or the Solicitation should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address and telephone number set forth on the back cover of this Statement.

                  Questions and requests for assistance may be directed to the Information Agent at its address and toll-free or collect telephone numbers, set forth on the back cover of this Statement.

                             AVAILABLE INFORMATION

                  The Company is subject to the informational (reporting) requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 14th Floor, Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or through the World Wide Web (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, which have been filed by the Company with the Commission, are incorporated by reference into this Statement.

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000; and

                  2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Statement and prior to the termination of the Offer and the Solicitation shall be deemed to be incorporated by reference in this Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed to constitute a part of this Statement, except as so modified or superceded. The Company will provide without charge to each person to whom a copy of this Statement is delivered, including any beneficial owner of Securities, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Statement (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such documents should be directed to the Company at its principal executive offices, 7 North Street, Staten Island, New York 10302, Attention: Chief Financial Officer or to the Information Agent at the address and telephone number set forth on the back cover of this Statement.

                                 MISCELLANEOUS

                  The Company is not aware of any jurisdiction in which the making of the Offer and the Solicitation is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer and the Solicitation would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer and the Solicitation will not be made to (nor will the tender of Securities and deliveries of Consents be accepted from or on behalf of) the Holders residing in such jurisdiction.

                  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY OR ITS AFFILIATES NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INFORMATION AGENT.

                                          ATLANTIC EXPRESS TRANSPORTATION CORP.

November 23, 2000

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----

ATLANTIC EXPRESS TRANSPORTATION CORP.

     Audited Consolidated Financial Statements.............................F-2

     Unaudited Consolidated Financial Statements...........................F-26

ATLANTIC TRANSIT, CORP.

     Audited Consolidated Financial Statements.............................F-35

     Unaudited Consolidated Financial Statements...........................F-47

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Atlantic Express Transportation Corp.

    We have audited the accompanying consolidated balance sheets of Atlantic Express Transportation Corp. and subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Express Transportation Corp. and subsidiaries as of June 30, 1999 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

    Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the Index to Consolidated Financial Statements for the year ended June 30, 2000, is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

New York, New York
September 29, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Atlantic Express Transportation Corp.

    We have audited the accompanying statements of operations, changes in stockholder's equity, and cash flows of Atlantic Express Transportation Corp. for the year ended June 30, 1998. We have also audited the financial statement schedule listed in the accompanying index for the year ended June 30, 1998. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Atlantic Express Transportation Corp. for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

    Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.

BDO Seidman, LLP

New York, New York
September 18, 1998

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                       JUNE 30,
                                                              ---------------------------
                                                                  1999           2000
                                                              ------------   ------------
                           ASSETS
Current:
  Cash and cash equivalents.................................  $    855,983   $  2,502,575
  Current portion of marketable securities..................     3,842,000      1,461,000
  Accounts receivable, net of allowance for doubtful
    accounts of $1,640,000 and $1,709,000 in 1999 and 2000,
    respectively............................................    48,468,255     50,962,057
  Inventories...............................................    15,215,018     10,279,483
  Notes receivable..........................................        31,964         15,901
  Prepaid expenses and other current assets.................     6,190,766      6,165,109
                                                              ------------   ------------
      Total current assets..................................    74,603,986     71,386,125
                                                              ------------   ------------
Property, plant and equipment, at cost, less accumulated
  depreciation..............................................   119,138,827    124,934,071
                                                              ------------   ------------
Other assets:
  Goodwill, net.............................................    12,143,514     11,817,606
  Investments...............................................        35,000         35,000
  Marketable securities.....................................     5,869,380      6,691,661
  Deferred lease expense....................................       148,155             --
  Transportation contract rights, net.......................     3,408,096      3,329,311
  Deferred financing and organization costs, net............     8,018,053      6,248,073
  Due from parent company...................................       831,117        816,117
  Notes receivable..........................................        11,494             --
  Deposits and other noncurrent assets......................     3,248,336      3,205,594
  Deferred tax assets.......................................     3,935,981      5,268,606
  Covenant not to compete, net..............................       120,000         80,000
                                                              ------------   ------------
      Total other assets....................................    37,769,126     37,491,968
                                                              ------------   ------------
                                                              $231,511,939   $233,812,164
                                                              ============   ============
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current:
  Current portion of long-term debt.........................  $ 21,411,180   $  1,907,563
  Accounts payable..........................................     2,453,411      1,952,700
  Accrued compensation......................................     7,392,071      6,516,830
  Current portion of insurance reserve......................     4,500,000      3,200,000
  Accrued interest..........................................     6,890,810      7,017,741
  Other accrued expenses and current liabilities............     3,992,443      9,254,623
                                                              ------------   ------------
      Total current liabilities.............................    46,639,915     29,849,457
                                                              ------------   ------------
Long-term debt, net of current portion......................   159,921,440    178,270,878
                                                              ------------   ------------
Premium on bond issuance....................................       987,150        771,750
                                                              ------------   ------------
Other long-term liabilities.................................     3,023,529      1,802,517
                                                              ------------   ------------
Commitments and contingencies

Stockholder's equity:
  Common stock, no par value, authorized shares 200; issued
    and outstanding 100.....................................       250,000        250,000
  Additional paid-in capital................................    15,898,517     22,048,517
  Retained earnings (accumulated deficit)...................     3,865,438        (29,254)
  Accumulated other comprehensive income....................       925,950        848,299
                                                              ------------   ------------
      Total stockholder's equity............................    20,939,905     23,117,562
                                                              ------------   ------------
                                                              $231,511,939   $233,812,164
                                                              ============   ============

          See accompanying notes to consolidated financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEARS ENDED JUNE 30,
                                                     ------------------------------------------
                                                         1998           1999           2000
                                                     ------------   ------------   ------------
Revenues:
  Transportation Operations........................  $203,073,256   $239,784,127   $268,402,709
  Bus Sales Operations.............................    58,844,938     81,739,086     85,078,295
                                                     ------------   ------------   ------------
Total revenues.....................................   261,918,194    321,523,213    353,481,004
                                                     ------------   ------------   ------------
Costs and expenses:
  Cost of operations- Transportation Operations....   166,120,186    195,760,472    223,558,726
  Cost of operations- Bus Sales Operations.........    51,268,341     73,845,585     77,454,772
  General and administrative.......................    21,337,867     21,901,559     20,339,351
  Depreciation and amortization....................    11,378,390     12,354,728     13,915,400
                                                     ------------   ------------   ------------
Total operating costs and expenses.................   250,104,784    303,862,344    335,268,249
                                                     ------------   ------------   ------------
    Income from operations.........................    11,813,410     17,660,869     18,212,755
Interest expense, net..............................   (17,751,883)   (20,322,279)   (22,290,373)
Other income (expense).............................       207,686       (224,276)      (487,552)
                                                     ------------   ------------   ------------
    Loss before other nonrecurring items, benefit
      from income taxes and cumulative effect of a
      change in accounting principle...............    (5,730,787)    (2,885,686)    (4,565,170)
Nonrecurring items:
    Write-down of note receivable from
      affiliates...................................     4,614,597             --             --
    Recapitalization expense.......................            --      1,223,161             --
                                                     ------------   ------------   ------------
    Loss before benefit from income taxes and
      cumulative effect of a change in accounting
      principle....................................   (10,345,384)    (4,108,847)    (4,565,170)
Benefit from income taxes..........................     3,224,453      1,848,981      1,086,752
                                                     ------------   ------------   ------------
    Loss before cumulative effect of a change in
      accounting principle.........................    (7,120,931)    (2,259,866)    (3,478,418)
Cumulative effect of a change in accounting
  principle, net of benefit from income taxes of
  $245,875.........................................            --             --       (300,511)
                                                     ------------   ------------   ------------
    Net loss.......................................  $ (7,120,931)  $ (2,259,866)  $ (3,778,929)
                                                     ============   ============   ============

          See accompanying notes to consolidated financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                    YEARS ENDED JUNE 30, 1998, 1999 AND 2000

                                                                       RETAINED      ACCUMULATED
                                                                       EARNINGS         OTHER
                                   COMMON STOCK      ADDITIONAL      (ACCUMULATED   COMPREHENSIVE   COMPREHENSIVE
                                   NO PAR VALUE    PAID-IN CAPITAL     DEFICIT)        INCOME       INCOME (LOSS)       TOTAL
                                  --------------   ---------------   ------------   -------------   --------------   -----------
BALANCE, JUNE 30, 1997..........     $250,000        $13,188,926     $14,033,239      $142,032                --     $27,614,197
Net loss........................           --                 --      (7,120,931)           --       $(7,120,931)     (7,120,931)
Distributions to parent
  company.......................           --                 --        (557,955)           --                --        (557,955)
Unrealized gain on marketable
  securities....................           --                 --              --       234,261           234,261         234,261
                                                                                                     -----------
Comprehensive loss..............           --                 --              --            --       $(6,886,670)             --
                                     --------        -----------     -----------      --------       ===========     -----------
BALANCE, JUNE 30, 1998..........      250,000         13,188,926       6,354,353       376,293                        20,169,572
Contribution for
  recapitalization expense......           --          2,709,591              --            --       $        --       2,709,591
Net loss........................           --                 --      (2,259,866)           --        (2,259,866)     (2,259,866)
Distributions to parent
  company.......................           --                 --        (229,049)           --                --        (229,049)
Unrealized gain on marketable
  securities....................           --                 --              --       549,657           549,657         549,657
                                                                                                     -----------
Comprehensive loss..............           --                 --              --            --       $(1,710,209)             --
                                     --------        -----------     -----------      --------       ===========     -----------
BALANCE, JUNE 30, 1999..........      250,000         15,898,517       3,865,438       925,950                        20,939,905
Contribution from parent
  company.......................           --          6,150,000              --            --       $        --       6,150,000
Net loss........................           --                 --      (3,778,929)           --        (3,778,929)     (3,778,929)
Distributions to parent
  company.......................           --                 --        (115,763)           --                --        (115,763)
Unrealized loss on marketable
  securities....................           --                 --              --       (77,651)          (77,651)        (77,651)
                                                                                                     -----------
Comprehensive loss..............           --                 --              --            --       $(3,856,580)             --
                                     --------        -----------     -----------      --------       ===========     -----------
BALANCE, JUNE 30, 2000..........     $250,000        $22,048,517     $   (29,254)     $848,299                       $23,117,562
                                     ========        ===========     ===========      ========                       ===========

          See accompanying notes to consolidated financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED JUNE 30,
                                                        ----------------------------------------
                                                           1998           1999          2000
                                                        -----------   ------------   -----------
Cash flows from operating activities:
    Net loss..........................................  $(7,120,931)  $ (2,259,866)  $(3,778,929)
Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
    Gain on sale of marketable securities and
      investments.....................................     (675,398)    (1,274,138)   (1,220,620)
    Deferred income taxes.............................   (2,487,000)    (1,848,981)   (1,332,625)
    Depreciation......................................   10,040,403     10,611,931    12,959,447
    Amortization......................................    2,808,394      2,431,548     2,539,608
    Write-off of doubtful accounts receivable.........      973,810             --        51,000
    Reserve for doubtful accounts receivable..........    1,270,000        120,000       120,000
    Interest accrued on note receivable...............     (326,287)            --            --
    Write down of note receivable from affiliates.....    4,614,597             --            --
    Recapitalization expense..........................           --      1,223,161            --
    Transfer from restricted cash.....................    2,314,408             --            --
    Decrease (increase) in:
      Accounts receivable.............................   (3,572,192)   (11,278,249)   (2,664,802)
      Inventories.....................................     (132,564)    (4,452,179)    4,935,535
      Prepaid expenses and other current assets.......     (339,873)      (498,156)       25,657
      Deferred lease expense..........................      154,097        185,960       148,155
      Deposits and other noncurrent assets............       (5,882)    (1,854,035)       42,742
    Increase (decrease) in:
      Accounts payable................................     (237,588)       202,796      (500,711)
      Accrued expenses and other current
        liabilities...................................    6,635,557      3,479,585     3,213,870
      Other long-term liabilities.....................    2,644,117     (2,617,606)   (1,221,012)
                                                        -----------   ------------   -----------
      Net cash provided by (used in) operating
        activities....................................   16,557,668     (7,828,229)   13,317,315
                                                        ===========   ============   ===========

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED JUNE 30,
                                                      ------------------------------------------
                                                          1998           1999           2000
                                                      ------------   ------------   ------------
Cash flows from investing activities:
  Acquisition of subsidiaries (net of cash acquired
    of $207,441)....................................  $(21,278,334)  $         --   $         --
  Proceeds from sale of fixed assets................       842,751             --      1,366,466
  Additions to property, plant and equipment........   (21,318,994)   (23,808,346)   (18,896,005)
  Purchase of transportation contract rights........        (1,660)       (80,532)       (49,667)
  Due from affiliates...............................      (697,925)      (158,528)        15,000
  Notes receivable..................................      (314,515)     1,673,967         27,557
  Marketable securities and investments.............    (1,789,879)       184,352      2,701,688
                                                      ------------   ------------   ------------
    Net cash used in investing activities...........   (44,558,556)   (22,189,087)   (14,834,961)
                                                      ------------   ------------   ------------
Cash flows from financing activities:
  Capital contributed from parent company...........            --             --      6,150,000
  Proceeds of additional borrowings.................    42,864,754     18,564,608             --
  Principal payments on borrowings..................   (13,532,291)    (1,213,037)    (2,794,651)
  Deferred financing and organization costs.........    (3,819,973)       (21,760)       (75,348)
  Other.............................................      (557,954)      (229,049)      (115,763)
                                                      ------------   ------------   ------------
    Net cash provided by financing activities.......    24,954,536     17,100,762      3,164,238
                                                      ------------   ------------   ------------
Net increase (decrease) in cash and cash
  equivalents.......................................    (3,046,352)   (12,916,554)     1,646,592
Cash and cash equivalents, beginning of year........    16,818,889     13,772,537        855,983
                                                      ------------   ------------   ------------
Cash and cash equivalents, end of year..............  $ 13,772,537   $    855,983   $  2,502,575
                                                      ============   ============   ============
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest........................................  $ 15,485,695   $ 18,936,487   $ 20,182,403
    Income taxes....................................       408,542        187,292        153,434
                                                      ============   ============   ============
Supplemental schedule of noncash investing and
  financing activities:
  Loans incurred for purchase of property, plant and
    equipment.......................................  $  6,368,900   $  6,055,359   $  1,225,152
  Liability incurred for contract rights............            --             --        415,320
  Transfer of bus from inventory to fixed assets....        47,558             --             --
  Additional paid-in capital contributed for
    bondholder consent fees and expenses............            --      2,709,591             --
                                                      ============   ============   ============

          See accompanying notes to consolidated financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

    Atlantic Express Transportation Corp. ("AETC" or the "Company"), a wholly owned subsidiary of Atlantic Express Transportation Group, Inc. ("AETG"), is one of the largest providers of school bus transportation in the United States, providing services to various municipalities in New York City, Nassau County, Suffolk County, Westchester County, Connecticut, Pennsylvania, Missouri, California and New Jersey. In addition to its school bus transportation operations, AETC also provides services to public transit systems for physically or mentally challenged passengers, express commuter line and charter and tour services, transportation for pre-kindergarten children and Medicaid recipients and sales of school buses and commercial vehicles in New Jersey and various counties in New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of AETC and its subsidiaries. All material intercompany transactions and balances have been eliminated.

    REVENUE RECOGNITION

    Transportation Operations--Revenues are recognized when services are performed.

    Bus Sales Operations--Revenues are recognized when vehicles are delivered to customers.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and depreciated utilizing the straight-line method over the lives of the related assets. The useful lives of property, plant and equipment for purposes of computing depreciation are as follows:

                                                                   YEARS
                                                              ---------------
Building and improvements...................................      15-31.5
Transportation equipment....................................       5-15
Other.......................................................        3-7

    MARKETABLE SECURITIES

    In accordance with Financial Accounting Standards Board Statement No. 115, AETC determines the classification of securities as held-to-maturity or available-for-sale at the time of purchase, and reevaluates such designation as of each balance sheet date. Securities are classified as held-to-maturity when AETC has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at cost, adjusted for amortization of premiums and discounts to maturity. Marketable securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and losses, reported as a separate component of stockholder's equity. The cost of securities sold is based on the specific identification method.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    CASH EQUIVALENTS

    Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash.

    INVENTORIES

    Inventories primarily consist of new and used buses held for resale, fuel, parts and supplies which are valued at the lower of cost or market value. Cost is determined by specific identification for new and used buses and on a first-in, first-out ("FIFO") basis on the balance.

    TRANSPORTATION CONTRACT RIGHTS

    Transportation contract rights primarily represent the value the Company assigns to the excess of cost of investments in school bus companies in excess of the book value of these companies. In addition, AETC has purchased from unrelated third parties certain transportation contract rights with respect to revenue contracts and travel routes. These costs are amortized over the lesser of the expected life of the contracts or 12 years. The Company reviews the value assigned to transportation contract rights annually to determine if they have been impaired in value. The amount of any impairment would be charged against income. Accumulated amortization at June 30, 1999 and 2000 was $2,589,848 and $3,111,186, respectively.

    DEFERRED FINANCING, GOODWILL AND OTHER COSTS

    Deferred financing costs are amortized over the life of the related debt. Goodwill is amortized over 40 years and all other costs are amortized on a straight-line basis over five years. The Company reviews the value assigned to the above mentioned assets annually to determine if they have been impaired in value. The amount of any impairment would be charged against income. Accumulated amortization at June 30, 1999 and 2000 was $4,703,403 and $6,791,040,
respectively.

    INSURANCE RESERVES

    Insurance reserves of $7,523,529 and $5,001,336 as of June 30, 1999 and 2000, respectively, represents claim reserves liabilities for the Company's self-insurance programs. Until December 31, 1998, the Company maintained self-insurance programs for auto liability and workers compensation claims for the first $250,000 of any one occurrence. In addition, the Company purchased aggregate and specific stop loss insurance. On December 29, 1999, the Company re-instated its self-insurance program for auto liability claims for the first $250,000 of any one occurrence through Atlantic North Casualty Company ("Atlantic North") its wholly owned captive insurance subsidiary. For this policy, Atlantic North's total maximum claims liability ($4.6 million) is fully funded by premiums charged to operating subsidiaries. The current portion of these liabilities represents the payments expected to be made during the next fiscal year.

    INCOME TAXES

    AETC follows the liability method under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The primary objectives of accounting for taxes under SFAS No. 109 are to (a) recognize the amount of tax payable for the current year and (b) recognize the

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

amount of deferred tax liability or asset for the future tax consequences of events that have been reflected in AETC's financial statements or tax returns.

    AETC files consolidated federal and state income tax returns with its parent, affiliates and fellow subsidiaries. The income tax charge or benefits allocated to AETC is based upon the proportion of AETC's income or loss to that of the consolidated group.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of financial instruments including cash and cash equivalents, accounts receivable including retainage, notes receivable, and accounts payable approximated fair value as of June 30, 1999 and 2000 due to either their short maturity or terms similar to those available to similar companies in the open market. Marketable securities, classified as available-for-sale, are valued at quoted market value. The fair value of the Company's 10 3/4% Senior Secured Notes is approximately $133 million as compared to the book carrying value of $150 million. The fair value is calculated using the quoted market price on June 30, 2000. Although fair value is less than carrying value, settlement at the fair value may not be possible.

    LONG-LIVED ASSETS

    Long-lived assets, such as intangible assets and property, plant and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to their fair value. No write-downs have been necessary through June 30, 2000.

    NEW ACCOUNTING PRONOUNCEMENT

    In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities". SOP 98-5 is effective for fiscal years beginning after December 15, 1998. On July 1, 1999, the Company adopted SOP 98-5 "Reporting on the Costs of Start-Up Activities", and recorded a $0.3 million charge the for cumulative effect of a change in accounting principle, net of, benefit from income taxes, for the year ended June 30, 2000.

3. ACQUISITION OF AETG

    On October 27, 1998, the holders of a majority in principal amount of the Company's 10 3/4% Senior Secured Notes due 2004 (the "Notes") consented to an amendment to the Indenture (the "Consent") relating to the Notes which in substance exempted the transactions contemplated by a

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

3. ACQUISITION OF AETG (CONTINUED)

Recapitalization and Stock Purchase Agreement (the "Recapitalization") from the definition of "Change of Control" under the Indenture. On November 4, 1998 the Recapitalization was consummated. As a result, GSCP II Holdings (AE), LLC, ("Buyer") an affiliate of Greenwich Street Capital Partners, Inc., a New York based private equity fund, acquired an approximately 88% equity interest in a recapitalized Atlantic Express Transportation Group, Inc. ("AETG") which owns all of the issued and outstanding shares of capital stock of the Company.

4. RETAINAGE

    Pursuant to certain municipal school bus contracts and paratransit contracts, certain contractual amounts (retainage) are withheld from billings as a guarantee of performance by AETC. At June 30, 1999 and 2000 retainage of $3,906,908 and $4,774,817, respectively, is classified as current and is included in accounts receivable in the accompanying consolidated balance sheets. In addition, $1,058,559 of retainage is classified as non-current for the fiscal years ended June 30, 1999 and 2000.

5. INVENTORIES

    Inventories are comprised of the following:

                                                             JUNE 30,
                                                     -------------------------
                                                        1999          2000
                                                     -----------   -----------
Parts and fuel.....................................  $ 3,919,018   $ 5,339,198
Buses held for sale................................   11,296,000     4,940,285
                                                     -----------   -----------
                                                     $15,215,018   $10,279,483
                                                     ===========   ===========

    On August 11, 1999, after receiving a fairness opinion issued by an investment bank of national standing, Central New York Coach Sales and Service, Inc. and Jersey Bus Sales, Inc., both wholly owned subsidiaries of the Company (collectively "Central") entered into an agreement with Atlantic Bus Distributors, Inc. ("ABD"), a wholly owned subsidiary of AETG, to order certain buses through ABD. Central is required to deposit from fifteen to thirty percent of the cost of these vehicles simultaneously with ABD's receipt of these vehicles from the manufacturers and pay the balance to ABD upon Central's delivery of these vehicles to its customers or within one hundred and twenty days, whichever comes first. The purchase price of each bus equals the price at which ABD purchased such bus together with any costs incurred by ABD in connection with the purchase of any such vehicles. During the year ended
June 30, 2000, total payments made by Central were $29,281,254. In addition, as of June 30, 2000, Central was obligated to purchase $11,189,109 of vehicles from ABD.

    As of June 30, 2000, $866,916 of deposits is classified as prepaid expenses.

6. CASH AND CASH EQUIVALENTS

    Included in cash and cash equivalents is $658,001 and $1,739,235 at June 30, 1999 and 2000, respectively, which represents cash equivalents of a captive insurance company subsidiary which are only available for use by that subsidiary.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

7. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following:

                                                            JUNE 30,
                                                   ---------------------------
                                                       1999           2000
                                                   ------------   ------------
Land.............................................  $  9,824,758   $  9,824,758
Building and improvements........................    23,332,818     24,026,731
Transportation equipment.........................   162,802,019    174,995,208
Machinery and equipment..........................    17,711,814     22,019,888
Furniture and fixtures...........................     3,468,240      3,774,107
                                                   ------------   ------------
                                                    217,139,649    234,640,692
Less: Accumulated depreciation...................    98,000,822    109,706,621
                                                   ------------   ------------
                                                   $119,138,827   $124,934,071
                                                   ============   ============

8. MARKETABLE SECURITIES

    The amortized cost and estimated fair value of the marketable securities are as follows:

                                                        JUNE 30, 2000
                                            -------------------------------------
                                                            GROSS
                                                         UNREALIZED
                                               COST      GAIN (LOSS)   FAIR VALUE
                                            ----------   -----------   ----------
Available-for-sale:
  Equity securities.......................  $4,657,718    $936,390     $5,594,108
  U.S. Treasury and other government debt
    securities............................   2,646,644     (88,091)     2,558,553
                                            ----------    --------     ----------
    Total marketable securities...........  $7,304,362    $848,299     $8,152,661
                                            ==========    ========     ==========

                                                       JUNE 30, 1999
                                           -------------------------------------
                                                           GROSS
                                                        UNREALIZED
                                              COST      GAIN (LOSS)   FAIR VALUE
                                           ----------   -----------   ----------
Available-for-sale:
  Equity securities......................  $5,711,536    $974,597     $6,686,133
  U.S. Treasury and other government debt
    securities...........................   3,073,894     (48,647)     3,025,247
                                           ----------    --------     ----------
    Total marketable securities..........  $8,785,430    $925,950     $9,711,380
                                           ==========    ========     ==========

    The above marketable securities are held by a captive insurance subsidiary and are available for use only by that company. At June 30, 2000 marketable securities of approximately $6.0 million are pledged as collateral for $3.4 million of letters of credit issued by the captive insurance company.

    While all of the marketable securities are available for use in the ordinary course of business of the captive insurance company subsidiary, $1,461,000 has been classified as current in accordance with that subsidiary's cash on hand and expected payments of claims in the next fiscal year.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

8. MARKETABLE SECURITIES (CONTINUED)

    Contractual maturity dates of the above securities are as follows:

                                                          COST      FAIR VALUE
                                                       ----------   ----------
2001.................................................  $  150,877   $  149,695
2002.................................................     387,421      381,394
2004-2008............................................     685,839      653,284
2013-2029............................................   1,422,507    1,374,180
No maturity date (equity securities).................   4,657,718    5,594,108
                                                       ----------   ----------
                                                       $7,304,362   $8,152,661
                                                       ==========   ==========

    Net realized gains on marketable securities for the years ended June 30, 1998, 1999 and 2000 amounted to $675,000, $1,213,000 and $1,221,000 respectively, and are included in revenues of the captive insurance company.

9. DEBT

    The following represents the debt outstanding at June 30, 1999 and 2000.

                                                                       JUNE 30,
                                                              ---------------------------
                                                                  1999           2000
                                                              ------------   ------------
10 3/4% Senior Secured Notes, due February 2004, with
  interest payable on February 1 and August 1 annually
  (a).......................................................  $150,000,000   $150,000,000
8% mortgage on real estate located in Chittenango, New York,
  due July 1, 2002 (b)......................................       681,463        650,694
8% mortgage on real estate located in Bordentown, New
  Jersey, due July 1, 2002 (b)..............................     1,376,853      1,314,686
Revolving line of credit (c)................................    20,029,362     18,744,362
Various notes payable primarily secured by transportation
  equipment, with interest rates ranging from 8%-9.3%.......     9,244,942      9,468,699
                                                              ------------   ------------
                                                               181,332,620    180,178,441
Less: Current portion.......................................    21,411,180      1,907,563
                                                              ------------   ------------
                                                              $159,921,440   $178,270,878
                                                              ============   ============

------------------------

(a) On February 4, 1997, AETC issued $110,000,000 of 10 3/4% Senior Secured Notes due 2004 (the "Original Notes"). The net proceeds from the sale of the Original Notes were used to repay its existing indebtedness, buy-out certain leases and for certain other corporate purposes. Such notes contain various covenants, including limitations on payments of dividends.

    In August 1997, AETC issued $40,000,000 aggregate principal amount of 10 3/4% Senior Secured Notes due 2004 (the "Additional Notes"). The Additional Notes were issued at a premium of $1.4 million, which is being amortized over the term of the Additional Notes.

    The Original Notes were required to be registered with the Securities and Exchange Commission by July 3, 1997. Such registration along with the registration of the Additional Notes did not occur

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

9. DEBT (CONTINUED)

    until January 21, 1998 and AETC was required to pay $308,572 of liquidated damages, which was charged to interest expense in the year ended June 30, 1998.

(b) In connection with the acquisition of Central New York Coach Sales and Services, Inc. and Jersey Bus Sales, Inc. and related real property (collectively "Central"), AETC purchased from Mr. Denney, a former shareholder of Central, the real properties of Central which served as their primary operating facilities in New York and New Jersey. The mortgage notes are amortized over 15 years with a five-year balloon payment due July 2002. Mr. Denney remains employed as President of Central.

(c) On February 4, 1997, concurrent with the refinancing referred to in (A), AETC entered into a $30 million revolving credit facility with Congress Financial Corporation. Borrowings under the revolving credit facility are available for working capital and general corporate purposes, including letters of credit, subject to the borrowing conditions contained therein.

    The revolving credit facility is secured by first priority liens on the cash, accounts receivable, inventory, general intangibles and documents and instruments related thereto of AETC and all of its subsidiaries with the exception of the captive insurance subsidiary.

    In November 1999, the revolving credit facility, scheduled to expire February 3, 2000, was extended for an additional two years until February 3, 2002. The interest rate per annum applicable to the revolving credit facility is either the prime rate, as announced by CoreStates Bank N.A., (8.0% and 9.5% at June 30, 1999 and 2000, respectively) plus 0.75% and 0.50% as of June 30, 1999 and 2000, respectively, or, at AETC's option, the adjusted Eurodollar rate (as defined) plus 2.7% and 2.5% as of June 30, 1999 and 2000, respectively. AETC is required to pay certain fees in connection with the revolving credit facility including but not limited to an unused line fee of 0.375% on the undrawn portion of the first $22 million of the revolving credit commitment.

    The revolving credit facility contains negative covenants similar to those contained in the senior notes referred to in (A) and customary events of default.

    Aggregate yearly maturities of long-term debt as of June 30, 2000, are as follows:

                                                                 TOTAL
                                                              ------------
2001........................................................  $  1,907,563
2002........................................................    21,342,920
2003........................................................     3,067,526
2004........................................................   151,786,245
2005........................................................     1,191,773
Thereafter..................................................       882,414
                                                              ------------
      Total.................................................  $180,178,441
                                                              ============

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

10. INCOME TAXES

    The provisions (benefits) for income taxes consist of the following:

                                                  YEARS ENDED JUNE 30,
                                         ---------------------------------------
                                            1998          1999          2000
                                         -----------   -----------   -----------
Current:
  Federal..............................  $  (900,000)  $        --   $        --
  State and local......................      163,000            --            --
                                         -----------   -----------   -----------
                                            (737,000)           --            --
Deferred taxes.........................   (2,487,000)   (1,848,981)   (1,332,625)
                                         -----------   -----------   -----------
                                         $(3,224,000)  $(1,848,981)  $(1,332,625)
                                         ===========   ===========   ===========

    Deferred tax assets/(liabilities) are comprised of the following:

                                                            JUNE 30,
                                                   ---------------------------
                                                       1999           2000
                                                   ------------   ------------
Deferred tax assets:
  Allowance for doubtful receivables.............  $    737,939   $    769,050
  Loss and tax credit carryforwards..............    21,256,033     30,976,365
  Contract rights and other......................       770,754      1,019,555
                                                   ------------   ------------
                                                     22,764,726     32,764,970
                                                   ------------   ------------
Deferred tax liabilities:
  Depreciation...................................   (18,351,223)   (26,750,255)
  Goodwill amortization..........................      (477,522)      (746,109)
                                                   ------------   ------------
                                                    (18,828,745)   (27,496,364)
                                                   ------------   ------------
Deferred tax assets (net)........................  $  3,935,981   $  5,268,606
                                                   ============   ============

    The actual tax expense (benefit) differs from the tax expense computed by applying the U.S. corporate rate of 34% as follows:

                                                                  YEARS ENDED JUNE 30,
                                                         ---------------------------------------
                                                            1998          1999          2000
                                                         -----------   -----------   -----------
Tax benefit at statutory rate..........................  $(3,517,000)  $(1,397,008)  $(1,737,929)
Write-down of note receivable from affiliate...........    1,569,000            --            --
State and local tax benefit............................   (1,293,000)     (451,973)     (562,271)
Valuation reserve for tax credit carryforward
  amounts..............................................           --            --       967,575
Other..................................................       17,000            --            --
                                                         -----------   -----------   -----------
Actual tax benefit.....................................  $(3,224,000)  $(1,848,981)  $(1,332,625)
                                                         ===========   ===========   ===========

    For tax purposes, the Company had available, at June 30, 2000, net operating loss ("NOL") carryforwards for regular federal and state income tax purposes of approximately $66 million, which expire during the years 2011 through 2020. In conjunction with the Alternate Minimum Tax ("AMT")

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

10. INCOME TAXES (CONTINUED)

rules, the Company had available AMT credit carryforwards for tax purposes of approximately $1.3 million, which may be used indefinitely to reduce regular federal income taxes.

    At June 30, 1999 and 2000, net future tax deductions and NOL carryforwards comprised the federal and state net deferred tax asset. The Company believes that it is more likely than not that all of the NOL carryforwards will be utilized prior to their expiration. This belief is based upon the Company's estimate of future earnings, the inclusion with the consolidated return of its parent and the expected timing of temporary difference reversal.

11. NONRECURRING CHARGES

    In November 1998, the stockholders of AETG paid $2.7 million of fees and expenses in connection with the Amendment to the Indenture (see Note 3) of which approximately $1.5 million of bondholder consent fees have been recorded as deferred financing expenses and approximately $1.2 million has been recorded as a non-recurring charge with a corresponding $2.7 million contribution to additional paid-in capital.

    Certain of the subsidiaries of AETG which comprise its entertainment business were collectively indebted to AETC in the amount of $4,772,974 at June 30, 1997. Such indebtedness, which was evidenced by a note accruing interest, payable at maturity (July 1, 2004) at 6.8%, resulted from numerous intercompany loans made to the various subsidiaries of AETG prior to the formation of AETC as a separate entity. During the last quarter of fiscal 1998, certain affiliates of AETG engaged in the entertainment business suffered a precipitous decline and AETC recorded a $4.6 million non-recurring charge and wrote the note down to $510,000 (which balance was collected in full in November 1998).

12. RELATED PARTY TRANSACTIONS

    AETC had amounts due from AETG of $831,117 and $816,117 at June 30, 1999 and 2000, respectively. During the years ended June 30, 1999 and 2000, AETC received management fee income from affiliated companies of $44,010 and $459,900, respectively, and paid advisory fees to an affiliate of the major stockholder of $328,333 and $458,000, respectively. No management fees or advisory fees were charged or received from related parties for the year ended June 30, 1998. AETC incurred rent expense of $228,000 for each of the years ended June 30, 1998 and 1999 and $232,200 for the year ended June 30, 2000 in connection with leases of real property from affiliate companies.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

13. COMMITMENTS AND CONTINGENCIES

    LEASES

    Minimum rental commitments as of June 30, 2000 for noncancellable equipment and real property operating leases are as follows:

                                                  YEAR ENDED JUNE 30, 1999
                                        --------------------------------------------
                                                        TRANSPORTATION
                                                          AND OTHER
                                        REAL PROPERTY     EQUIPMENT         TOTAL
                                        -------------   --------------   -----------
2001..................................   $ 2,606,672      $1,886,376     $ 4,493,048
2002..................................     1,811,614       1,684,228       3,495,842
2003..................................     1,468,228       1,148,105       2,616,333
2004..................................     1,203,281         441,024       1,644,305
2005..................................       916,619         353,199       1,269,818
Thereafter............................     3,430,443         134,380       3,564,823
                                         -----------      ----------     -----------
                                         $11,436,857      $5,647,312     $17,084,169
                                         ===========      ==========     ===========

    During the year ended June 30, 2000, as part of its normal course of business, AETC entered into various rental and purchase agreements for replacement vehicles and additional vehicles to satisfy new transportation contracts.

    Total rental charges included in cost of operations were $4,932,881, $5,034,230 and $4,913,801 for the years ended June 30, 1998, 1999 and 2000, respectively.

    LITIGATION

    In April 2000, AETG and the Company settled their litigation with National Express Group, PLC. In connection therewith, the Company has recorded a credit of $4.8 million to general and administrative expenses during the year ended June 30, 2000.

    AETC is a defendant with respect to various claims involving accidents and other issues arising in the normal conduct of its business. Management and counsel believe the ultimate resolution of these claims will not have a material impact on the financial position or results of operations of AETC.

    OUTSTANDING LETTERS OF CREDIT

    Letters of credit totaling approximately $3,690,000 and $3,620,000 (including $3.4 million issued by the captive insurance company) (see Note 8) were outstanding as of June 30, 1999 and 2000, respectively. The letters of credit serve primarily as security in connection with financial obligations.

    PERFORMANCE SECURITY

    AETC's transportation contracts generally provide for performance security in one or more of the following forms: performance bonds, letters of credit and cash retainages. Under current arrangements, AETC secures the performance of its New York Board of Education contracts through the use of performance bonds plus cash retainages of 5% of amounts due to AETC. In most instances, AETC has opted to satisfy its security performance requirements by posting performance bonds. At June 30, 2000, AETC has provided performance bonds aggregating approximately $60 million.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

14. RETIREMENT PLANS

    AETC sponsors a tax qualified 401(k) plan whereby eligible employees can invest up to 15% of base earnings subject to a specified maximum among several investment alternatives. An employer matching contribution up to a maximum of 2.5% of the employee's compensation is also invested. AETC's contribution was approximately $96,000, $164,000 and $282,000 for the years ended June 30, 1998, 1999 and 2000, respectively.

    AETC has a qualified Profit Sharing Plan for eligible employees (primarily drivers, mechanics and escorts not covered by union deferred compensation plans). AETC's contributions are based upon hours worked. Participants are not allowed to make deferred contributions. AETC's contribution was approximately $150,000, $108,000 and $95,000 for the years ended June 30, 1998, 1999 and 2000, respectively.

    In fiscal 1998, AETC instituted a Deferred Compensation Plan providing deferred compensation to its highly compensated employees. AETC contributes 5% of the participant's compensation to the Deferred Compensation Plan. AETC's contribution was approximately $100,000 for the years ended June 30, 1998, 1999, respectively and $130,000 for the year ended June 30, 2000.

15. MAJOR CUSTOMER AND CONCENTRATION OF CREDIT RISK

    For the years ended June 30, 1998, 1999 and 2000 revenues derived from the New York Board of Education were approximately 42.9%, 39.5% and 39.4% of total Transportation Operations revenues, respectively. As of June 30, 1999 and 2000, AETC had accounts receivable including retainage from this customer of $12,173,087and $13,893,354, respectively.

    At June 30, 1999 and 2000, substantially all cash and cash equivalents were on deposit with one major financial institution.

16. SALE OF SUBSIDIARIES

    Effective April 1, 1999, the Company sold five subsidiaries, acquired during the second quarter of fiscal 1999, to an affiliate for a price equal to its original investment in these subsidiaries plus their net earnings since the dates of acquisition. In addition to the sales price of $7.5 million, the Company was repaid $2.8 million of inter-company advances made to these subsidiaries. The gross proceeds ($10.3 million) were received on April 28, 1999 and used to reduce borrowings under the Company's Revolving Line of Credit.

17. SUBSEQUENT EVENT

    In September 2000, the New York City Board of Education (the "Board") extended all of the Company's contracts with the Board for an additional five years ending June 30, 2005. These contracts represented approximately 39.4% of the Transportation Operations revenues for the fiscal year ended June 30, 2000.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

18. SEGMENT INFORMATION

    AETC's business is comprised of Transportation Operations and Bus Sales Operations conducted in various states throughout the U.S. The summarized segment information, as of and for the years ended June 30, 2000, 1999 and 1998 are as follows:

                                                               YEAR ENDED JUNE 30, 2000
                                                      -------------------------------------------
                                                      TRANSPORTATION    BUS SALES
                                                        OPERATIONS     OPERATIONS       TOTAL
                                                      --------------   -----------   ------------
Revenues............................................   $268,402,709    $85,078,295   $353,481,004
Cost of operations..................................    223,558,726     77,454,772    301,013,498
Income from operations..............................     15,380,385      2,832,370     18,212,755
Loss before non-recurring items, benefit from income
  taxes and cumulative effect of a change in
  accounting principle..............................     (4,367,179)      (197,991)    (4,565,170)
Total assets........................................    199,372,247     34,439,917    233,812,164
Capital Expenditures................................     19,774,321        346,836     20,121,157
Depreciation and amortization.......................     13,060,602        854,798     13,915,400

                                                               YEAR ENDED JUNE 30, 1999
                                                      -------------------------------------------
                                                      TRANSPORTATION    BUS SALES
                                                        OPERATIONS     OPERATIONS       TOTAL
                                                      --------------   -----------   ------------
Revenues............................................   $239,784,127    $81,739,086   $321,523,213
Cost of operations..................................    195,760,472     73,845,585    269,606,057
Income from operations..............................     14,344,445      3,316,424     17,660,869
Income (loss) before non-recurring items, benefit
  from income taxes and cumulative effect of a
  change in accounting principle....................     (3,779,985)       894,299     (2,885,686)
Total assets........................................    191,119,124     40,392,815    231,511,939
Capital Expenditures................................     29,248,258        615,447     29,863,705
Depreciation and amortization.......................     11,517,323        837,405     12,354,728

                                                               YEAR ENDED JUNE 30, 1998
                                                      -------------------------------------------
                                                      TRANSPORTATION    BUS SALES
                                                        OPERATIONS     OPERATIONS       TOTAL
                                                      --------------   -----------   ------------
Revenues............................................   $203,073,256    $58,844,938   $261,918,194
Cost of operations..................................    166,120,186     51,268,341    217,388,527
Income from operations..............................      8,546,455      3,266,955     11,813,410
Income (loss) before non-recurring items and
  (provision for) benefit from income taxes.........     (5,685,211)       (45,576)    (5,730,787)
Total Assets as at June 30, 1998....................    174,223,642     32,261,659    206,485,301
Capital Expenditures................................     25,081,536      2,606,358     27,687,894
Depreciation and amortization.......................     10,387,066        991,324     11,378,390

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

19. SUPPLEMENTAL FINANCIAL INFORMATION

    The following are condensed consolidating financial statements as of June 30, 2000, 1999 and 1998 regarding AETC (on a stand-alone basis and on a consolidated basis) and Guarantors and Non-Guarantors of the Senior Secured Notes (see Note 9(a)).

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2000

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Current assets...........   $  5,460,699    $ 62,668,334   $ 3,257,092    $          --   $ 71,386,125
Investment in
  affiliates.............     55,601,639              --            --      (55,601,639)            --
Total assets.............    216,113,405     206,708,073    10,209,264     (199,218,578)   233,812,164
Current liabilities......      6,949,572      19,691,884     3,208,001               --     29,849,457
Total liabilities........    182,396,073     168,566,252     5,819,797     (146,087,520)   210,694,602
Stockholder's equity.....     33,717,332      38,141,821     4,389,467      (53,131,058)    23,117,562

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2000

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Net revenues.............   $         --    $352,028,432   $ 3,452,288    $  (1,999,716)  $353,481,004
Income from operations...      3,345,000      14,066,602       801,153               --     18,212,755
Income (loss) before
  nonrecurring items,
  benefit from income
  taxes and cumulative
  effect of a change in
  accounting principle...      3,345,000      (8,711,323)      801,153               --     (4,565,170)
Cumulative effect of a
  change in accounting
  principle, net of
  benefit from income
  taxes..................             --        (300,511)           --               --       (300,511)
Net income (loss) of
  subsidiaries...........     (4,651,104)             --            --        4,651,104             --
Net income (loss)........     (3,778,929)     (5,091,738)      440,634        4,651,104     (3,778,929)

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

19. SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                            YEAR ENDED JUNE 30, 2000

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Net cash provided by
  (used in) operating
  activities.............   $ (3,422,794)   $ 18,360,797   $(1,620,688)   $          --   $ 13,317,315
Net cash provided by
  (used in) investing
  activities.............       (852,309)    (16,684,340)    2,701,688               --    (14,834,961)
Net cash provided by
  (used in) financing
  activities.............      4,749,237      (1,584,999)           --               --      3,164,238
Increase in cash and cash
  equivalents............        474,134          91,458     1,081,000               --      1,646,592
Cash and cash
  equivalents, beginning
  of period..............       (324,134)        522,117       658,000               --        855,983
                            ------------    ------------   -----------    -------------   ------------
Cash and cash
  equivalents, end of
  period.................        150,000         613,575     1,739,000               --   $  2,502,575

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 1999

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Current assets...........   $  1,220,437    $ 68,829,160   $ 4,554,389    $          --   $ 74,603,986
Investment in
  affiliates.............     60,330,394              --            --      (60,330,394)            --
Total assets.............    208,820,247     204,637,409    12,596,989     (194,542,706)   231,511,939
Current liabilities......     22,655,804      18,583,172     5,400,939               --     46,639,915
Total liabilities........    171,016,512     161,403,850     8,570,505     (130,418,833)   210,572,034
Stockholder's equity.....     37,803,735      43,233,559     4,026,484      (64,123,873)    20,939,905

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

19. SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1999

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Net revenues.............   $         --    $319,991,879   $ 4,616,870    $  (3,085,536)  $321,523,213
Income (loss) from
  operations.............     (1,010,769)     17,726,397       945,241               --     17,660,869
Income (loss) before
  nonrecurring items,
  benefit from income
  taxes and cumulative
  effect of a change in
  accounting principle...     (1,367,762)     (2,425,273)      937,349               --     (2,885,686)
Recapitalization
  expense................     (1,223,161)             --            --               --     (1,223,161)
Net loss of
  subsidiaries...........     (1,000,374)             --            --        1,000,374             --
Net income (loss)........     (2,259,866)     (1,515,916)      515,542        1,000,374     (2,259,866)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                            YEAR ENDED JUNE 30, 1999

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Net cash provided by
  (used in) operating
  activities.............   $(25,481,355)   $ 19,749,641   $(2,096,515)   $          --   $ (7,828,229)
Net cash provided by
  (used in) investing
  activities.............        (89,488)    (22,029,071)      (70,528)              --    (22,189,087)
Net cash provided by
  (used in) financing
  activities.............     18,313,799      (1,213,037)           --               --     17,100,762
Decrease in cash and cash
  equivalents............     (7,257,044)     (3,492,467)   (2,167,043)              --    (12,916,554)
Cash and cash
  equivalents, beginning
  of period..............      6,932,910       4,014,584     2,825,043               --     13,772,537
                            ------------    ------------   -----------    -------------   ------------
Cash and cash
  equivalents, end of
  period.................   $   (324,134)   $    522,117   $   658,000    $          --   $    855,983

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

19. SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Net revenues.............   $         --    $261,060,717   $ 6,865,533    $  (6,008,056)  $261,918,194
Income (loss) from
  operations.............             --      11,937,838      (124,428)              --     11,813,410
Income (loss) before non-
  recurring items,
  benefit from income
  taxes and cumulative
  effect of a change in
  accounting principle...             --      (5,606,359)     (124,428)              --     (5,730,787)
Write down of note
  receivable from
  affiliates.............     (4,614,597)             --            --               --     (4,614,597)
Net loss of
  subsidiaries...........     (3,786,052)             --            --        3,786,052             --
Net income (loss)........     (7,120,931)     (3,700,197)      (85,855)       3,786,052     (7,120,931)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                            YEAR ENDED JUNE 30, 1998

                              ATLANTIC
                              EXPRESS                          NON-
                           TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                               CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                           --------------   ------------   ------------   -------------   ------------
Net cash provided by
  (used in) operating
  activities.............   $(24,725,157)   $ 37,752,699   $ 3,530,126    $          --   $ 16,557,668
Net cash used in
  investing activities...    (21,857,874)    (20,685,757)   (2,014,925)              --    (44,558,556)
Net cash provided by
  (used in) financing
  activities.............     38,486,827     (13,532,291)           --               --     24,954,536
Increase (decrease) in
  cash and cash
  equivalents............     (8,096,204)      3,534,651     1,515,201               --     (3,046,352)
Cash and cash
  equivalents, beginning
  of period..............     15,029,114         479,933     1,309,842               --     16,818,889
                            ------------    ------------   -----------    -------------   ------------
Cash and cash
  equivalents, end of
  period.................   $  6,932,910    $  4,014,584   $ 2,825,043    $          --   $ 13,772,537

                        [this page intentionally blank]

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,     SEPTEMBER 30,
                                                                  2000           2000
                                                              ------------   -------------
                                                               (AUDITED)      (UNAUDITED)
ASSETS
Current:
  Cash and cash equivalents.................................  $  2,502,575   $  1,805,052
  Current portion of marketable securities..................     1,461,000      3,090,000
  Accounts receivable, net of allowance for doubtful
    accounts................................................    50,962,057     48,449,167
  Inventories...............................................    10,279,483      9,873,251
  Notes receivable..........................................        15,901             --
  Prepaid expenses and other current assets.................     6,165,109      6,014,972
                                                              ------------   ------------
      Total current assets..................................    71,386,125     69,232,442
                                                              ------------   ------------
Property, plant and equipment, less accumulated
  depreciation..............................................   124,934,071    133,091,360
                                                              ------------   ------------
Other assets:
  Goodwill, net.............................................    11,817,606     11,736,129
  Investments...............................................        35,000         35,000
  Marketable securities.....................................     6,691,661      5,518,686
  Transportation contract rights, net.......................     3,329,311      3,238,284
  Deferred financing and organization costs, net............     6,248,073      5,896,305
  Due from parent company...................................       816,117        785,838
  Deposits and other noncurrent assets......................     3,205,594      3,127,850
  Deferred tax assets.......................................     5,268,606      9,065,521
  Covenant not to compete, net..............................        80,000         70,000
                                                              ------------   ------------
      Total other assets....................................    37,491,968     39,473,613
                                                              ------------   ------------
                                                              $233,812,164   $241,797,415
                                                              ============   ============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current:
  Current portion of long-term debt.........................  $  1,907,563   $  2,990,270
  Accounts payable..........................................     1,952,700      3,452,806
  Accrued compensation......................................     6,516,830      7,241,948
  Current portion of insurance reserve......................     3,200,000      3,950,000
  Accrued interest..........................................     7,017,741      3,213,381
  Other accrued expenses and current liabilities............     9,254,623     14,482,708
                                                              ------------   ------------
      Total current liabilities.............................    29,849,457     35,331,113
                                                              ------------   ------------
Long-term debt, net of current portion......................   178,270,878    186,718,345
                                                              ------------   ------------
Premium on bond issuance....................................       771,750        717,900
                                                              ------------   ------------
Other long-term liabilities.................................     1,802,517      1,061,361
                                                              ------------   ------------
Commitments and contingencies

Stockholder's equity:
  Common stock, no par value -- shares authorized 200;
    issued and outstanding 100..............................       250,000        250,000
  Additional paid-in capital................................    22,048,517     22,048,517
  Accumulated earnings (deficit)............................       (29,254)    (4,669,930)
  Accumulated other comprehensive income....................       848,299        340,109
                                                              ------------   ------------
      Total stockholder's equity............................    23,117,562     17,968,696
                                                              ------------   ------------
                                                              $233,812,164   $241,797,415
                                                              ============   ============

          See accompanying notes to consolidated financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 THREE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          2000
                                                              -----------   -----------
                                                                     (UNAUDITED)
Revenues:
  Transportation Operations.................................  $43,785,012   $50,479,581
  Bus Sales Operations......................................   38,599,199    39,062,804
                                                              -----------   -----------
Total revenues..............................................   82,384,211    89,542,385
                                                              -----------   -----------
Costs and expenses:
  Cost of Operations -- Transportation Operations...........   40,468,547    46,310,958
  Cost of Operations -- Bus Sales Operations................   34,628,461    35,716,353
  General and administrative................................    5,910,604     5,704,989
  Depreciation and amortization.............................    3,440,581     4,167,761
                                                              -----------   -----------
Total operating costs and expenses..........................   84,448,193    91,900,061
                                                              -----------   -----------
    Loss from operations....................................   (2,063,982)   (2,357,676)
Interest expense (net)......................................   (5,617,233)   (5,968,414)
Other expense...............................................     (314,501)     (111,501)
                                                              -----------   -----------
    Loss before other items and benefit from income taxes...   (7,995,716)   (8,437,591)
Cumulative effect of a change in accounting principle, net
  of benefit from income taxes of $245,875..................     (300,511)           --
                                                              -----------   -----------
    Loss before benefit from income taxes...................   (8,296,227)   (8,437,591)
Benefit from income taxes...................................    3,598,070     3,796,915
                                                              -----------   -----------
Net loss....................................................  $(4,698,157)  $(4,640,676)
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                     THREE MONTHS ENDED SEPTEMBER 30, 2000

                                                                                    ACCUMULATED
                                                      ADDITIONAL    ACCUMULATED        OTHER
                                      COMMON STOCK      PAID-IN       EARNINGS     COMPREHENSIVE    COMPREHENSIVE
                                      NO PAR VALUE      CAPITAL      (DEFICIT)         INCOME       INCOME (LOSS)       TOTAL
                                     --------------   -----------   ------------   --------------   --------------   -----------
BALANCE, JUNE 30, 2000.............      250,000       22,048,517       (29,254)       848,299                        23,117,562
Net loss...........................           --               --    (4,640,676)            --        (4,640,676)     (4,640,676)
Unrealized loss on marketable
  securities.......................           --               --            --       (508,190)         (508,190)       (508,190)
                                                                                                     -----------
Comprehensive loss.................           --               --            --             --       $(5,148,866)             --
                                        --------      -----------   -----------      ---------       ===========     -----------
BALANCE, SEPTEMBER 30, 2000........     $250,000      $22,048,517   $(4,669,930)     $ 340,109                       $17,968,696
                                        ========      ===========   ===========      =========                       ===========

          See accompanying notes to consolidated financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 THREE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          2000
                                                              -----------   -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................  $(4,698,157)  $(4,640,676)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
    Loss (gain) on sale of marketable securities............       (4,493)      (86,560)
    Deferred income taxes...................................   (3,843,947)   (3,796,915)
    Depreciation............................................    3,200,376     3,962,655
    Amortization............................................      641,390       597,314
    Reserve for doubtful accounts receivable................       30,000        30,000
    Decrease (increase) in:
      Accounts receivable...................................     (262,585)    2,482,890
      Inventories...........................................    5,381,113       406,232
      Prepaid expenses and other current assets.............      690,585       150,137
      Deferred lease expense................................        4,117            --
      Deposits and other noncurrent assets..................        6,456        77,744
    Increase (decrease) in:
      Accounts payable......................................    1,261,767     1,500,106
      Accrued expenses and other current liabilities........   (1,517,685)    2,898,843
      Other long-term liabilities...........................     (527,676)     (741,156)
                                                              -----------   -----------
    Net cash provided by operating activities...............      361,261     2,840,614
                                                              -----------   -----------
Cash flows from investing activities:
  Proceeds from sale of fixed assets........................           --       845,762
  Additions to property, plant and equipment................   (7,428,749)  (12,877,205)
  Purchase of transportation contract rights................           --       (11,782)
  Due from parent company...................................           --        30,279
  Notes receivable..........................................        1,672        15,901
  Marketable securities sold (purchased), net...............      243,909      (877,655)
                                                              -----------   -----------
    Net cash used in investing activities...................   (7,183,168)  (12,874,700)
                                                              -----------   -----------
Cash flows from financing activities:
  Proceeds of additional borrowings.........................    6,469,809     9,753,000
  Principal payments on borrowings..........................     (165,574)     (311,326)
  Deferred financing and organization costs.................           --      (105,111)
                                                              -----------   -----------
    Net cash provided by financing activities...............    6,304,235     9,336,563
                                                              -----------   -----------
Net increase (decrease) in cash and cash equivalents........     (517,672)     (697,523)
Cash and cash equivalents, beginning of period..............      855,983     2,502,575
                                                              -----------   -----------
Cash and cash equivalents, end of period....................  $   338,311   $ 1,805,052
                                                              ===========   ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest................................................  $ 8,651,538   $ 9,231,690
    Income taxes............................................       45,625       126,256
Supplemental schedule of noncash investing and financing
  activities:
  Loans incurred for purchase of property, plant and
    equipment...............................................  $   340,000   $    88,500
  Liability incurred for acquisition of contract rights.....      415,320            --

                See accompanying notes to financial statements.

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF ACCOUNTING

    These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company's financial statements as of and for the year ended June 30, 2000 as filed on Form 10-K. In the opinion of management, all adjustments and accruals (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operating results are reflected in the accompanying financial statements. Operating results for the periods presented are not necessarily indicative of the results for the full fiscal year.

2. INVENTORIES

    Inventories comprised the following:

                                                      JUNE 30,     SEPTEMBER 30,
                                                        2000           2000
                                                     -----------   -------------
Parts and fuel.....................................  $ 5,339,198    $5,033,687
Buses..............................................    4,940,285     4,839,564
                                                     -----------    ----------
                                                     $10,279,483    $9,873,251
                                                     ===========    ==========

    On August 11, 1999, after receiving a fairness opinion issued by an investment bank of national standing, Central New York Coach Sales and Service, Inc. and Jersey Bus Sales, Inc., both wholly-owned subsidiaries of the Company (collectively "Central") entered into an agreement with Atlantic Bus Distributors, Inc. ("ABD"), a wholly owned subsidiary of Atlantic Express Transportation Group, Inc. ("AETG") (the parent company), to order certain buses through ABD. Central is required to deposit from fifteen to thirty percent of the cost of these vehicles simultaneously with ABD's receipt of these vehicles from the manufacturers and pay the balance to ABD upon Central's delivery of these vehicles to its customers or within one hundred and twenty days, whichever comes first. The purchase price of each bus equals the price at which ABD purchased such bus, together with any costs incurred by ABD in connection with the purchase of any such vehicles. During the quarter ended September 30, 2000, total payments made by Central were $28,041,324. In addition, as of September 30, 2000, Central was obligated to purchase $10,188,835 of vehicles from ABD.

    As of September 30, 2000, $1,029,887 of deposits is classified as prepaid expenses.

3. RELATED PARTY TRANSACTIONS

    In August 2000, AETG purchased $5.5 million of buses which it is leasing to the Company. These operating leases, with terms ranging from 3 to 5 years, provide for annual lease payments of approximately $0.7 million.

4. SUBSEQUENT EVENT

    Effective October 31, 2000, after receiving a fairness opinion issued by an investment bank of national standing, the Company sold four subsidiaries to an affiliate, Atlantic Transit, Corp. (ATC) for a purchase price of $4.3 million. The proceeds were used to reduce borrowings under the Company's revolving line of credit. Subject to compliance with the revolving credit agreement, the Company may re-borrow such amounts to provide the Company with additional working capital. In accordance with the Indenture for the Company's 10 3/4% Senior Secured Notes due 2004 (the "Notes"), the four subsidiaries were terminated as guarantors of the Notes, and all of the capital stock and the assets of

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

4. SUBSEQUENT EVENT (CONTINUED)
the four subsidiaries were released as collateral for the Notes. For the quarter ended December 31, 2000, the Company will reflect a loss from sale of subsidiaries of approximately $3.6 million. The following tables reflect the effect such sales would have had on the statements of operations for the year ended June 30, 2000 and the three months ended September 30, 2000 had such sales been made as of July 1, 1999, and the effect on the balance sheet as of September 30, 2000 had such sales been made as of that date:

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2000

                                                        HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                       ------------   -----------   ------------
Revenues.............................................  $353,481,004   $(9,586,748)  $343,894,256
                                                       ------------   -----------   ------------
Gross profit.........................................    52,467,506    (2,294,189)    50,173,317
                                                       ------------   -----------   ------------
Income (loss) before nonrecurring items, benefit from
  (provision for) income taxes and cumulative effect
  of a change in accounting principle................    (4,565,170)    1,295,493     (5,860,663)
                                                       ------------   -----------   ------------
Net income (loss)....................................  $ (3,778,929)  $   712,521   $ (4,491,450)
                                                       ============   ===========   ============

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     THREE MONTHS ENDED SEPTEMBER 30, 2000

                                                        HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                       ------------   -----------   ------------
Revenues.............................................  $ 89,542,385   $(1,314,251)  $ 88,228,134
                                                       ------------   -----------   ------------
Gross profit.........................................     7,515,074       (54,426)     7,460,648
                                                       ------------   -----------   ------------
Income (loss) before nonrecurring items, benefit from
  (provision for) income taxes and cumulative effect
  of a change in accounting principle................    (8,437,591)     (259,309)    (8,178,282)
                                                       ------------   -----------   ------------
Net income (loss)....................................  $ (4,640,676)     (142,620)  $ (4,498,056)
                                                       ============   ===========   ============

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

4. SUBSEQUENT EVENT (CONTINUED)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000

                                                                      ADJUSTMENTS
                                                                          AND
                                                        HISTORICAL    ELIMINATIONS    PRO FORMA
                                                       ------------   ------------   ------------
Current assets.......................................  $ 69,232,442   $ 2,857,485    $ 72,089,927
Contract rights and other non current assets.........   172,564,973    (5,766,965)    166,798,008
                                                       ------------   -----------    ------------
  Total assets.......................................  $241,797,415   $(2,909,480)   $238,887,935
                                                       ============   ===========    ============
Current liabilities..................................  $ 35,331,113   $  (356,566)   $ 34,974,547
Inter-company........................................                     954,747         954,747
Non current liabilities..............................   188,497,606            --     188,497,606
                                                       ------------   -----------    ------------
  Total liabilities..................................  $223,828,719   $   598,181    $224,426,900
                                                       ============   ===========    ============
Shareholder's equity.................................    17,968,696    (3,507,661)     14,461,035
                                                       ------------   -----------    ------------
Total liabilities and shareholder's equity...........  $241,797,415   $(2,909,480)   $238,887,935
                                                       ============   ===========    ============

5. SUPPLEMENTAL FINANCIAL INFORMATION

    The following are unaudited condensed consolidating financial statements regarding the Company (on a stand-alone basis and on a consolidated basis) and its subsidiaries which are guarantors and non-guarantors of the Company's
10 3/4% Senior Secured Notes due 2004 as of and for the three months ended September 30, 2000, and a consolidating balance sheet as of June 30, 2000 and consolidating statements of operations and cash flows for the three months ended September 30, 1999. The following information does not give effect to the subsequent event described in Note 4.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 2000

                                    ATLANTIC
                                    EXPRESS                          NON-
                                 TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                                     CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                                 --------------   ------------   ------------   -------------   ------------
Current assets.................   $    614,577    $ 64,578,398   $ 4,039,467    $          --   $ 69,232,442
Investment in affiliates.......     50,963,486              --            --      (50,963,486)            --
Total assets...................    221,603,587     218,034,267    10,083,264     (207,923,703)   241,797,415
Current liabilities............      3,020,536      28,068,324     4,242,253               --     35,331,113
Total liabilities..............    179,049,832     184,587,696     6,147,413     (145,956,222)   223,828,719
Stockholder's equity...........     42,553,755      33,446,571     3,935,851      (61,967,481)    17,968,696

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

5. SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     THREE MONTHS ENDED SEPTEMBER 30, 2000

                                    ATLANTIC
                                    EXPRESS                          NON-
                                 TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                                     CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                                 --------------   ------------   ------------   -------------   ------------
Net revenues...................   $         --    $ 89,392,164   $ 1,150,079    $    (999,858)  $ 89,542,385
Income (loss) from
  operations...................             --      (2,456,901)       99,225               --     (2,357,676)
Income (loss) before income
  taxes........................             --      (8,536,816)       99,225               --     (8,437,591)
Net loss of subsidiaries.......     (4,640,676)             --            --        4,640,676             --
Net income (loss)..............     (4,640,676)     (4,695,250)       54,574        4,640,676     (4,640,676)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     THREE MONTHS ENDED SEPTEMBER 30, 2000

                                    ATLANTIC
                                    EXPRESS                          NON-
                                 TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                                     CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                                 --------------   ------------   ------------   -------------   ------------
Net cash provided by (used in)
  operating activities.........   $ (9,514,939)   $ 12,356,898   $    (1,345)   $          --   $  2,840,614
Net cash provided by (used in)
  investing activities.........       (342,061)    (11,654,984)     (877,655)              --    (12,874,700)
Net cash provided by (used in)
  financing activities.........      9,753,000        (416,437)           --               --      9,336,563
                                  ------------    ------------   -----------    -------------   ------------
Increase (decrease) in cash and
  cash equivalents.............   $   (104,000)   $    285,477   $  (879,000)   $          --   $   (697,523)
Cash and cash equivalents,
  beginning of period..........        150,000         613,575     1,739,000               --      2,502,575
                                  ------------    ------------   -----------    -------------   ------------
Cash and cash equivalents,
  end of period................   $     46,000    $    899,052   $   860,000    $          --   $  1,805,052
                                  ============    ============   ===========    =============   ============

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2000

                                    ATLANTIC
                                    EXPRESS                          NON-
                                 TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                                     CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                                 --------------   ------------   ------------   -------------   ------------
Current assets.................   $  5,460,699    $ 62,668,334   $ 3,257,092    $          --   $ 71,386,125
Investment in affiliates.......     55,601,639              --            --      (55,601,639)            --
Total assets...................    216,113,405     206,708,073    10,209,264     (199,218,578)   233,812,164
Current liabilities............      6,949,572      19,691,884     3,208,001               --     29,849,457
Total liabilities..............    182,396,073     168,566,252     5,819,797     (146,087,520)   210,694,602
Stockholder's equity...........     33,717,332      38,141,821     4,389,467      (53,131,058)    23,117,562

             ATLANTIC EXPRESS TRANSPORTATION CORP. AND SUBSIDIARIES

5. SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     THREE MONTHS ENDED SEPTEMBER 30, 1999

                                    ATLANTIC
                                    EXPRESS                          NON-
                                 TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                                     CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                                 --------------   ------------   ------------   -------------   ------------
Net revenues...................   $         --    $ 82,319,712   $    64,499    $          --   $ 82,384,211
Income (loss) from
  operations...................             --      (2,079,720)       15,738               --     (2,063,982)
Income (loss) before benefit
  from income taxes and
  cumulative effect of a change
  in accounting principle......             --      (8,011,454)       15,738               --     (7,995,716)
Cumulative effect of a change
  in accounting principle, net
  of benefit from income
  taxes........................             --        (300,511)           --               --       (300,511)
Net loss of subsidiaries.......     (4,698,157)             --            --        4,698,157             --
Net income (loss)..............     (4,698,157)     (4,706,813)        8,656        4,698,157     (4,698,157)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     THREE MONTHS ENDED SEPTEMBER 30, 1999

                                    ATLANTIC
                                    EXPRESS                          NON-
                                 TRANSPORTATION    GUARANTOR      GUARANTOR      ELIMINATION
                                     CORP.        SUBSIDIARIES   SUBSIDIARIES      ENTRIES      CONSOLIDATED
                                 --------------   ------------   ------------   -------------   ------------
Net cash provided by (used in)
  operating activities.........   $ (5,548,384)   $  6,388,054   $  (478,409)   $          --   $    361,261
Net cash provided by (used in)
  investing activities.........        (63,269)     (7,363,808)      243,909               --     (7,183,168)
Net cash provided by financing
  activities...................      6,129,809         174,426            --               --      6,304,235
                                  ------------    ------------   -----------    -------------   ------------
Increase (decrease) in cash and
  cash equivalents.............   $    518,156    $   (801,328)  $  (234,500)   $          --   $   (517,672)
Cash and cash equivalents,
  beginning of period..........       (324,134)        522,117       658,000               --        855,983
                                  ------------    ------------   -----------    -------------   ------------
Cash and cash equivalents,
  end of period................   $    194,022    $   (279,211)  $   423,500    $          --   $    338,311
                                  ============    ============   ===========    =============   ============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder
Atlantic Transit, Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Atlantic Transit, Corp. and Subsidiaries (a New York corporation) as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholder's equity and cash flows for the year ended June 30, 2000 and the period from inception (February 22, 1999) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Transit, Corp. and Subsidiaries as of June 30, 2000 and 1999, and the results of their operations and their cash flows for the year ended June 30, 2000 and the period from inception (February 22, 1999) through June 30, 1999 in conformity with accounting principles generally accepted in the United States.

[LOGO]

New York, New York
September 27, 2000

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   -----------
                                        ASSETS
CURRENT ASSETS:
  Cash......................................................  $ 3,083,326   $ 1,725,389
  Accounts receivable.......................................    7,134,494     1,998,032
  Inventories...............................................      396,123       162,731
  Prepaid expenses and other current assets.................      964,059       500,865
                                                              -----------   -----------
    Total current assets....................................   11,578,002     4,387,017
                                                              -----------   -----------
PROPERTY, PLANT AND EQUIPMENT, at cost, less accumulated
  depreciation..............................................   33,850,677     9,421,253
                                                              -----------   -----------
OTHER ASSETS:
  Transportation contract rights, net.......................   18,257,315     6,979,456
  Deferred financing cost, net..............................      832,045       613,888
  Covenant not to compete, net..............................      441,000        94,500
  Deposits and other noncurrent assets......................    1,110,881       120,028
                                                              -----------   -----------
    Total other assets......................................   20,641,241     7,807,872
                                                              -----------   -----------
    Total assets............................................  $66,069,920   $21,616,142
                                                              -----------   -----------
                         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $   806,557   $   460,932
  Accrued compensation......................................      760,276       431,018
  Accrued interest..........................................      297,625       164,296
  Accrued expenses and other current liabilities............    1,236,497       385,972
  Due to affiliates, net....................................      163,901         8,509
                                                              -----------   -----------
    Total current liabilities...............................    3,264,856     1,450,727
                                                              -----------   -----------
LONG-TERM DEBT..............................................   36,200,000    14,075,000

OTHER LONG-TERM LIABILITIES.................................       75,000            --

DEFERRED INCOME TAXES.......................................    1,314,438       789,326

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, no par value, 200 shares authorized, issued
    and outstanding.........................................    4,000,000     4,000,000
  Additional paid-in capital................................   20,660,000       750,000
  Retained earnings.........................................      565,626       551,089
                                                              -----------   -----------
    Total stockholder's equity..............................   25,215,626     5,301,089
                                                              -----------   -----------
    Total liabilities and stockholder's equity..............  $66,069,920   $21,616,142
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                         FOR THE PERIOD FROM INCEPTION
                   (FEBRUARY 22, 1999) THROUGH JUNE 30, 1999

                                                                               PERIOD FROM
                                                                                INCEPTION
                                                               YEAR ENDED        THROUGH
                                                              JUNE 30, 2000   JUNE 30, 1999
                                                              -------------   -------------
REVENUES                                                       $48,890,412      $8,826,654

COST AND EXPENSES:
  Cost of operations........................................    36,002,189       6,185,245
  General and administrative expenses.......................     4,885,030         687,315
  Depreciation and amortization expense.....................     4,925,135         559,111
                                                               -----------      ----------
      Total operating costs and expenses....................    45,812,354       7,431,671
                                                               -----------      ----------
      Income from operations................................     3,078,058       1,394,993

INTEREST EXPENSE, net.......................................     3,011,560         392,700

OTHER EXPENSES, net.........................................        40,062             312
                                                               -----------      ----------
      Income before provision for income taxes..............        26,436       1,001,981

PROVISION FOR INCOME TAXES..................................        11,899         450,892
                                                               -----------      ----------
      Net income............................................   $    14,537      $  551,089
                                                               -----------      ----------

          See accompanying notes to consolidated financial statements.

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                         FOR THE PERIOD FROM INCEPTION
                 FROM (FEBURARY 22, 1999) THROUGH JUNE 30, 1999

                                                             ADDITIONAL
                                                  COMMON       PAID-IN     RETAINED
                                                  STOCK        CAPITAL     EARNINGS      TOTAL
                                                ----------   -----------   --------   -----------
BALANCE, February 22, 1999....................  $       --   $        --   $     --   $        --

  Issuance of common stock....................   4,000,000            --         --     4,000,000
  Contribution from parent company............          --       750,000         --       750,000
  Net income..................................          --            --    551,089       551,089
                                                ----------   -----------   --------   -----------
BALANCE, June 30, 1999........................   4,000,000       750,000    551,089     5,301,089
                                                ----------   -----------   --------   -----------
  Contribution from parent company............          --    19,900,000         --    19,900,000
  Net income..................................          --            --     14,537        14,537
                                                ----------   -----------   --------   -----------
BALANCE, June 30, 2000........................  $4,000,000   $20,650,000   $565,626   $25,215,626
                                                ==========   ===========   ========   ===========

          See accompanying notes to consolidated financial statements.

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                         FOR THE PERIOD FROM INCEPTION
                   (FEBRUARY 22, 1999) THROUGH JUNE 30, 1999

                                                                               PERIOD FROM
                                                                                INCEPTION
                                                               YEAR ENDED        THROUGH
                                                              JUNE 30, 2000   JUNE 30, 1999
                                                              -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $     14,537    $    551,089
  Adjustments to reconcile net income to cash provided by
    operating activities:
      Deferred income taxes.................................        11,899         108,697
      Depreciation..........................................     3,452,004         408,690
      Amortization..........................................     1,739,163         186,534
      Loss on sale of fixed assets..........................         3,674              --
      (Increase) in:
        Accounts receivable.................................    (3,475,285)       (696,915)
        Inventories.........................................      (154,321)         (6,778)
        Prepaid expenses and other current assets...........      (303,467)       (345,672)
        Deposits and other noncurrent assets................      (984,523)        (40,675)
      Increase (decrease) in:
        Accounts payable....................................       (90,096)        (64,543)
        Accrued expenses and other current liabilities......       182,322         149,809
        Other long-term liabilities.........................        75,000              --
                                                              ------------    ------------
          Net cash provided by operating activities.........       470,907         250,236
                                                              ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of subsidiaries (net of cash acquired of
    $97,584 and $699,808 in 2000 and 1999, respectively)....   (14,885,349)    (10,577,043)
  Proceeds from sale of fixed assets........................        22,309              --
  Additions to property, plant and equipment................   (13,501,252)       (162,245)
  Payments for covenant not to compete......................      (225,000)             --
  Due to affiliates, net....................................       155,392          (8,509)
                                                              ------------    ------------
          Net cash used in investing activities.............   (28,433,900)    (10,747,797)
                                                              ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................                     4,000,000
  Contribution from parent company..........................    19,900,000         750,000
  Net borrowings under revolving credit agreement...........    22,125,000      14,075,000
  Borrowing of debt.........................................            --         250,000
  Repayments of debt........................................   (12,247,538)     (6,202,050)
  Deferred financing costs..................................      (456,532)       (650,000)
                                                              ------------    ------------
          Net cash provided by financing activities.........    29,320,930      12,222,950
                                                              ------------    ------------
          Net increase in cash..............................     1,357,937       1,725,389
CASH, beginning of period...................................     1,725,389              --
                                                              ------------    ------------
CASH, end of period.........................................  $  3,083,326    $  1,725,389
                                                              ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest................................................  $  2,640,473    $     55,882
    Income taxes............................................        63,571           4,000
                                                              ------------    ------------

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                         FOR THE PERIOD FROM INCEPTION
                   (FEBRUARY 22, 1999) THROUGH JUNE 30, 1999

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

    For the year ended June 30, 2000.

    The Company purchased all of the capital stock of the following companies for $25,657,468.

                                                                             ROBERT L.
                                            T-NT BUS                        MCCARTHY &
                                          SERVICE, INC.   TRANSCOMM, INC.    SON, INC.       TOTAL
                                          -------------   ---------------   -----------   ------------
Fair value of assets acquired...........   $11,063,986      $11,476,460     $ 5,266,830   $ 27,807,276
Cash paid for the capital stock.........    (3,967,746)      (7,373,192)     (3,641,995)   (14,982,933)
Repayment of debt upon closing..........    (6,349,390)      (3,156,934)     (1,168,211)   (10,674,535)
                                           -----------      -----------     -----------   ------------
    Liabilities assumed.................   $   746,850      $   946,334     $   456,624   $  2,149,808
                                           ===========      ===========     ===========   ============

    For the period from inception (February 22, 1999) through June 30, 1999.

    The Company purchased all of the capital stock of the following companies for $16,928,901. In conjunction with the acquisitions, liabilities were assumed as follows:

                            FIORE BUS
                         SERVICE, INC.,
                            MCINTIRE
                         TRANSPORTATION,                                           JAMES H.
                         INC., R. FIORE                                             MCCARTY
                          BUS SERVICE,                                             LIMOUSINE
                         INC. AND GROOM                                        SERVICE, INC. AND
                         TRANSPORTATION    MOUNTAIN TRANSIT,                   AIRPORT SERVICES,
                              INC.               INC.          WINSALE, INC.         INC.             TOTAL
                         ---------------   -----------------   -------------   -----------------   ------------
Fair value of assets
  acquired.............     $ 7,654,207       $ 3,864,876       $ 3,322,901       $ 3,979,453      $ 18,821,437
Cash paid for the
  capital stock........      (6,020,011)       (1,306,104)       (1,685,554)       (2,265,182)      (11,276,851)
Repayment of debt upon
  closing..............        (760,062)       (1,940,042)       (1,286,701)       (1,665,245)       (5,652,050)
                            -----------       -----------       -----------       -----------      ------------
    Liabilities
      assumed..........     $   874,134       $   618,730       $   350,646       $    49,026      $  1,892,536
                            ===========       ===========       ===========       ===========      ============

          See accompanying notes to consolidated financial statements.

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2000 AND 1999

1. COMPANY STRUCTURE

    Atlantic Transit, Corp. and Subsidiaries ("ATC") is a wholly owned subsidiary of Atlantic Express Transportation Group, Inc. ("AETG") (the parent company) operating in the transportation industry through its subsidiaries ATC, a New York corporation, was incorporated on February 22, 1999. ATC is primarily engaged in providing school bus transportation services for various municipalities located in Massachusetts, New Jersey, Vermont, California, New York and Illinois. ATC also provides services to a public transit system for physically or mentally challenged passengers in Arizona.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of ATC and its subsidiaries. All intercompany transactions and balances have been eliminated.

REVENUES

    Revenues are recognized when services are performed.

INVENTORIES

    Inventories consist of fuel, parts and supplies which are valued at the lower of cost or market value. Cost is determined on a first-in, first-out ("FIFO") basis.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost and depreciated utilizing the straight-line method over the lives of the related assets. The useful lives of property, plant and equipment for purposes of computing depreciation are as follows:

                                                                   YEARS
                                                              ---------------
Leasehold improvements......................................      15-31.5
Transportation equipment....................................       5-15
Furniture and fixtures......................................        5-7
Machinery and equipment.....................................        3-7

TRANSPORTATION CONTRACT RIGHTS

    Transportation contract rights primarily represent the value ATC assigns to the excess of cost of investments in school bus companies in excess of the book value of these companies. These costs are being amortized over the lesser of the expected life of the contracts or 12 years. Accumulated amortization at June 30, 2000 and 1999 was $1,536,801 and $145,172, respectively.

DEFERRED FINANCING

    Deferred financing costs are amortized over the life of the related debt. Accumulated amortization at June 30, 2000 and 1999 was $302,145 and $36,112, respectively.

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                             JUNE 30, 2000 AND 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

    ATC follows the liability method under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The primary objectives of this statement are to (a) recognize the amount of tax payable for the current year and (b) recognize the amount of deferred tax liability or asset for the future tax consequences of events that have been reflected in ATC's financial statements or tax returns.

    ATC files consolidated federal and to the extent permitted and beneficial, state income tax returns with its parent, affiliates and fellow subsidiaries. The income tax charge allocated to ATC is based upon the proportion of ATC's income to that of the consolidated group.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of financial instruments including accounts receivable, accounts payable, and long-term debt approximated fair value as of June 30, 2000 and 1999 due to either short maturity or terms similar to those available to similar companies in the open market.

LONG-LIVED ASSETS

    Long-lived assets, such as intangible assets and property, plant and equipment are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists the related assets will be written down to their fair value. This policy is in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," which became effective for fiscal 1997. No write-downs have been necessary through June 30, 2000.

3. ACQUISITION OF SUBSIDIARIES

FOR THE YEAR ENDED JUNE 30, 2000

    On November 12, 1999, ATC consummated the acquisition of T-NT Bus Service, Inc. ("TNT"), located in New York. While the TNT acquisition closed on November 12, 1999, ATC managed the TNT operations from September 1, 1999. The consolidated statements of operations, stockholder's equity and cash flows include the operations of TNT from September 1, 1999 through June 30, 2000.

    On January 19, 2000, ATC consummated the acquisition of TRANSCOMM, Inc. ("Transcomm"), located in Massachusetts. While the Transcomm acquisition closed on January 19, 2000, ATC managed

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                             JUNE 30, 2000 AND 1999

3. ACQUISITION OF SUBSIDIARIES (CONTINUED)

the Transcomm operations from October 1, 1999. The consolidated statements of operations, stockholder's equity and cash flows include the operations of Transcomm from October 1, 1999 through June 30, 2000.

    On February 17, 2000 ATC consummated the acquisition of Robert L. McCarthy & Son, Inc. ("RLM"), located in central Massachusetts. The consolidated statements of operations, stockholder's equity and cash flows include the operations of RLM from February 1, 2000 through June 30, 2000.

FOR THE PERIOD FROM INCEPTION (FEBRUARY 22, 1999) THROUGH JUNE 30, 1999

    Effective April 1, 1999, ATC purchased five subsidiaries from AETC (the "Acquisition") for $7.5 million. This purchase price represented AETC's original investment plus the net earnings of these subsidiaries from dates of acquisition by AETC. In addition, ATC repaid AETC $2.8 million representing intercompany advances made by AETC to these subsidiaries. The purchase price was paid on April 28, 1999 from proceeds of ATC's new credit facility with the Bank of Nova Scotia ("Scotia Bank") (see Note 5).

    Concurrent with the creation of ATC, AETG assigned its rights to ATC in the letter of intent to purchase Winsale, Inc. ("Winsale"). While the Winsale acquisition closed on March 2, 1999, AETG managed the Winsale operations from August 31, 1998. As such, the consolidated statements of operations, stockholder's equity and cash flows include the operations of Winsale from August 31, 1998 through June 30, 1999.

    On June 15, 1999, ATC consummated the acquisition of James H. McCarty Limousine Service, Inc. and Airport Services, Inc. ("McCarty"). The consolidated statements of operations, stockholder's equity and cash flows include the operations of McCarty from June 15, 1999 through June 30, 1999.

    The above mentioned acquisitions were accounted for as a purchase for financial accounting purposes.

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following as of June 30:

                                                        2000          1999
                                                     -----------   -----------
Land...............................................  $    15,500   $        --
Leasehold improvements.............................      918,394       192,831
Transportation equipment...........................   35,329,796     9,579,213
Machinery and equipment............................    1,850,191       549,083
Furniture and fixtures.............................      177,885        89,211
                                                     -----------   -----------
                                                      38,291,766    10,410,338
Less: Accumulated depreciation.....................    4,441,089       989,085
                                                     -----------   -----------
                                                     $33,850,677   $ 9,421,253
                                                     ===========   ===========

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                             JUNE 30, 2000 AND 1999

5. DEBT

    On April 28, 1999, ATC entered into a $25 million revolving credit agreement (the "Facility") with The Bank of Nova Scotia. On February 17, 2000, the parties mutually agreed to increase the facility to $45 million. Borrowings under the Facility were for acquisitions and are also available for working capital and general corporate purposes, including letters of credit, subject to the borrowing conditions contained therein.

    The Facility expires on April 28, 2002 and is collateralized by a security interest in all of the cash, accounts receivable, inventory, equipment, general intangibles and documents and instruments related thereto of ATC and its subsidiaries. In addition, AETG has guaranteed the obligations and members of GSCP Holdings (AE), LLC (the "Greenwich Parties"), the majority shareholder of AETG have signed a "Keepwell Agreement" whereby the Greenwich Parties agree to make available sufficient funds to ATC, if necessary, for ATC to comply with the financial covenants set forth in the agreement.

    The interest rate per annum applicable to the Facility is either the prime rate or, at ATC's option, LIBOR rate, both rates adjusted by additional percentages which vary depending on the Debt to EBITDA ratio as calculated on a quarterly basis. The Facility contains various negative covenants that restrict the borrower from taking various actions and require the borrower to achieve and maintain certain financial covenants, as defined.

    ATC's debt under the Facility as of June 30, 2000 and 1999 was $36,200,000 and $14,075,000, respectively, with interest rates varying from 8.94% to 9.5% and 7.75% to 8.08%, respectively.

6. INCOME TAXES

    The provision for income taxes consists of the following for the year ended June 30, 2000 and the period from inception (February 22, 1999) through June 30, 1999:

                                                                     PERIOD FROM
                                                                      INCEPTION
                                                        YEAR ENDED     THROUGH
                                                         JUNE 30,    FEBRUARY 22,
                                                           2000          1999
                                                        ----------   ------------
Current:
  Federal.............................................   $              $256,016
  State...............................................        --          86,179
                                                         -------        --------
                                                         $    --        $342,195
                                                         -------        --------

Deferred:
  Federal.............................................   $ 8,988        $ 80,816
  State...............................................     2,911          27,881
                                                         -------        --------
                                                         $11,899        $108,697
                                                         =======        ========
      Total provision.................................   $11,899        $450,892
                                                         =======        ========

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                             JUNE 30, 2000 AND 1999

6. INCOME TAXES (CONTINUED)

    Deferred tax assets (liabilities) consist of the following as of June 30:

                                                          2000         1999
                                                       -----------   ---------
Deferred tax assets:
Net operating loss carryforwards.....................  $ 1,638,612   $      --
Transportation contract rights and covenant not to
  compete............................................      283,917      32,275

Deferred tax liability -- Depreciation...............   (3,236,967)   (821,601)
                                                       -----------   ---------

Deferred tax liability, net..........................  $(1,314,438)  $(789,326)
                                                       ===========   =========

7. RETIREMENT PLANS

    Beginning in fiscal year 2000, ATC adopted a tax qualified 401(k) plan whereby eligible employees can invest up to 15% of base earnings subject to a specified maximum amount among several investment alternatives. An employer matching contribution up to a maximum of 2.5% of the employee's contribution is also invested. ATC's contribution was approximately $28,000 for the year ended June 30, 2000.

8. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

    During the period from inception (February 22, 1999) through June 30, 1999, four customers accounted for approximately 23%, 13%, 12% and 10% of revenues. Accounts receivable from these customers were $366,758, $117,493, $82,872 and $94,484 as of June 30, 1999, respectively. During the year ended June 30, 2000 no customer accounted for more than 8% of revenues.

9. RELATED PARTY TRANSACTIONS

    AETC provides ATC with general administrative services such as payroll, accounts payable, bookkeeping and accounting services in exchange for a monthly administrative fee equal to $30 times the total number of revenue vehicles maintained by ATC and its wholly owned subsidiaries. During the year ended
June 30, 2000 and the period from inception (February 22, 1999) through June 30, 1999, the Company paid administrative fees of $459,900 and $44,010, respectively and paid advisory fees of $42,000 and $5,000 respectively, to an affiliate of the majority shareholder of AETG.

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                             JUNE 30, 2000 AND 1999

10. COMMITMENTS AND CONTINGENCIES

LEASES

    Minimum rental commitments as of June 30, 2000 for noncancellable transportation equipment and real property operating leases are as follows:

                                             REAL      TRANSPORTATION
                                           PROPERTY      EQUIPMENT        TOTAL
                                          ----------   --------------   ----------
2001....................................  $1,442,920      $ 73,733      $1,516,653
2002....................................     924,820        73,733         998,553
2003....................................     891,720        73,733         965,453
2004....................................     798,270        24,578         822,848
2005....................................     642,400                       642,400
Thereafter..............................   4,558,200                     4,585,200
                                          ----------      --------      ----------
      Total.............................  $9,285,330      $245,777      $9,531,107
                                          ----------      --------      ----------

    Total rental charges included in cost of operations for the year ended June 30, 2000 and for the period from inception (February 22, 1999) through June 30, 1999 was $1,256,472 and $202,880, respectively.

LITIGATION

    ATC is a defendant with respect to various claims involving accidents and other issues arising in the normal conduct of its business. Management and counsel believe the ultimate resolution of these claims will not have a material impact on the financial position and results of operations of ATC.

PERFORMANCE SECURITY

    ATC's transportation contracts generally provide for performance security, which ATC has opted to satisfy by posting performance bonds. At June 30, 2000, ATC has provided performance bonds aggregating approximately $12 million.

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 2000

                                  (UNAUDITED)

                                 ASSETS
CURRENT ASSETS:
Cash........................................................  $   827,509
Accounts receivable.........................................    8,342,329
Inventories.................................................      436,623
Prepaid expenses and other current assets...................    1,220,446
                                                              -----------
  Total current assets......................................   10,826,907
                                                              -----------
PROPERTY, PLANT & EQUIPMENT, less accumulated
  depreciation..............................................   36,377,759
                                                              -----------
OTHER ASSETS:
Transportation contract rights, net.........................   17,859,034
Deferred financing costs, net...............................      750,953
Covenant not to compete, net................................      407,000
Deposits and other noncurrent assets........................      556,729
                                                              -----------
  Total other assets........................................   19,573,716
                                                              -----------
  Total assets..............................................  $66,778,382
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable............................................  $ 1,018,652
Accrued compensation........................................    1,074,088
Accrued interest............................................      333,884
Other accrued expenses and current liabilities..............    1,737,242
Due to affiliates, net......................................      204,534
                                                              -----------
  Total current liabilities.................................    4,368,400
                                                              -----------
LONG-TERM DEBT..............................................   38,200,000
OTHER LONG-TERM LIABILITIES.................................       50,000
DEFERRED INCOME TAXES.......................................      247,901

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
Common Stock, no par value, 200 shares authorized, issued
  and outstanding...........................................    4,000,000
Additional paid-in capital..................................   20,650,000
Accumulated deficit.........................................     (737,919)
                                                              -----------
  Total stockholder's equity................................   23,912,081
                                                              -----------
  Total liabilities and stockholder's equity................  $66,778,382
                                                              ===========

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                 FOR THE THREE MONTHS ENDING SEPTEMBER 30, 2000

                                  (UNAUDITED)

REVENUES....................................................  $10,761,783
COSTS AND EXPENSES:
Costs of Sales..............................................    9,111,545
General and Administrative..................................    1,350,311
Depreciation and Amortization...............................    1,735,342
                                                              -----------
    Total operating costs and expenses......................   12,197,198
                                                              -----------
    Loss from Operations....................................   (1,435,415)
INTEREST EXPENSE, (net).....................................      921,167
OTHER EXPENSE, net..........................................       13,500
                                                              -----------
    Loss before benefit from income taxes...................   (2,370,082)
BENEFIT FROM INCOME TAXES...................................    1,066,537
                                                              -----------
    Net loss................................................  $(1,303,545)
                                                              ===========

                    ATLANTIC TRANSIT, CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                     THREE MONTHS ENDED SEPTEMBER 30, 2000

                                  (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(1,303,545)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Deferred income taxes...................................   (1,066,537)
    Depreciation............................................    1,276,219
    Amortization............................................      540,215
    Decrease (increase) in:
      Accounts receivable...................................   (1,207,835)
      Inventories...........................................      (40,500)
      Prepaid expenses and other current assets.............     (256,387)
      Deposits and other non current assets.................      554,152
    Increase (decrease) in:
      Accounts payable......................................      212,095
      Accrued expenses and other current liabilities........      850,816
      Other long-term liabilities...........................      (25,000)
                                                              -----------
        Net cash used in operating activities...............     (466,307)
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets........................    2,932,188
  Additions to property, plant and equipment................   (6,735,487)
  Purchase of transportation contract rights................      (26,844)
  Due to/from parent/affiliates.............................       40,633
                                                              -----------
        Net cash used in investing activities...............   (3,789,510)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of additional borrowings.........................    2,000,000
                                                              -----------
        Net cash provided by financing activities...........    2,000,000
                                                              -----------
        Net decrease in cash................................   (2,255,817)

Cash, beginning of period...................................    3,083,326
                                                              -----------

Cash, end of period.........................................      827,509
                                                              ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest................................................      862,502
    Income taxes............................................       14,535

                                    ANNEX A
                     PROPOSED AMENDMENTS TO THE INDENTURE

                  Set forth below are the provisions of the Indenture that would be added or modified by the Proposals. In addition, certain conforming and related changes would be made as may be appropriate to implement the Proposals. The following is qualified in its entirety by reference to the Indenture and the Supplemental Indenture, copies of which can be obtained without charge from the Company or the Information Agent. Capitalized terms not otherwise defined in this Annex A have the meanings assigned thereto in the Indenture.

                   A. IF THE PROPOSALS BECOME EFFECTIVE, THE FOLLOWING NEW SECTIONS WILL BE ADDED IN THEIR ENTIRETY TO THE INDENTURE:

SECTION 4.11      LIMITATION ON TRANSACTIONS WITH AFFILIATES

                  [NOTE: THE FOLLOWING LANGUAGE WOULD BE ADDED AS A NEW SECOND PARAGRAPH TO SECTION 4.11]

                  In addition, with respect to any Affiliate Transaction with an aggregate value of more than $1.0 million that is also an Asset Sale (i) the Company must deliver to the Trustee opinions as to the fairness to the Company from a financial point of view of such Asset Sale, issued by two investment banking firms of national standing each with a net worth of at least $200.0 million as set forth in its most recently published financial information and (ii) the aggregate value of all such transactions in any one fiscal year may not exceed 10% of the Company's consolidated total assets as shown on the Company's audited consolidated balance sheet as most recently delivered to the Trustee in accordance with Section 4.3.

SECTION 4.19      LIMITATION ON ACQUISITIONS

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly acquire the assets or Capital Stock of any Person that immediately prior to the time of such acquisition is not a Restricted Subsidiary if the portion of the purchase price for such acquisition funded through the permitted incurrence of Indebtedness, together with the portion of the aggregate purchase prices for all other such acquisitions funded through the permitted incurrence of Indebtedness during the same fiscal year, would exceed $5.0 million (the "Acquisition Allowance"); provided, however, that any unused portion of the Acquisition Allowance in a given fiscal year shall be added to the following fiscal year's Acquisition Allowance. Notwithstanding the foregoing, nothing in this Section shall be deemed to limit the ability of the Company or any of its Restricted Subsidiaries to bid for, purchase or otherwise acquire contracts that comply with Section 4.18 or to fund the expenditures associated with such contracts.

SECTION 4.20      ANNUAL LEVERAGE TEST

                  As of the last day of each fiscal year, the Company shall maintain a ratio of (x) consolidated Indebtedness to (y) Consolidated EBITDA for such fiscal year PLUS "New Equity" (as defined below) for such year (the "Annual Leverage Test") not greater than (i) 5.35 to 1 for the year ending June 30, 2001, (ii) 5.20 to 1 for the year ending June 30, 2002, and (iii) 5.00 to 1 for the year ending June 30, 2003.

                  For purposes of the Annual Leverage Test, "New Equity" shall mean the net cash proceeds, plus, in the case of non-cash consideration, the fair market value thereof as determined in good faith by the Board of Directors of the Company, received by the Company as capital contributions, other than from a Subsidiary, or from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Stock), during the fiscal year as to which the Annual Leverage Test is being conducted and, at the election of the Company, within 90 days of the end of such year (provided that the Company must designate whether such amounts received in such 90 day period shall be credited to the calculation of the Annual Leverage Test either for the immediately preceding fiscal year or the fiscal year in which they are received, but not both). With respect to the calculation of the Annual Leverage Test for the fiscal year ending June 30, 2001, there shall be excluded the contribution by AETG to the Company of Atlantic Transit, Corp. and its subsidiaries, and there shall be included (i) only $2.0 million of the additional $10.0 million being contributed by AETG on or about the date of the Fifth Supplemental Indenture to the Indenture and
(ii) any other New Equity received by the Company following the date of the Fifth Supplemental Indenture to the Indenture and prior to June 30, 2001 and 90 days thereafter (subject to the Company making the previously referred to election and designation).

                  The Company shall deliver an Officer's Certificate to the Trustee within 15 Business Days of the filing of the Company's fiscal year-end financial statements in accordance with Section 4.3(a), such Certificate to indicate whether based on such year-end financial statements the Company met the Annual Leverage Test as of the date of the latest balance sheet contained therein, and showing in reasonable detail the calculations supporting such conclusion.

                  Notwithstanding any other provision of this Indenture, the failure of the Company to meet the applicable ratio with respect to any Annual Leverage Test shall not constitute a Default or Event of Default; the sole consequence thereof shall be that the interest rate payable per annum on the Securities shall be increased by 0.50% per annum, commencing on the Interest Payment Date immediately preceding the determination that such additional interest is required.


                  B. IF THE PROPOSALS BECOME EFFECTIVE, THE FOLLOWING SECTIONS WILL BE AMENDED AS FOLLOWS (STRIKE THROUGHS INDICATE TEXT TO BE DELETED; BOLD ITALICS INDICATES TEXT TO BE ADDED):

DEFINITION OF REVOLVING CREDIT FACILITY IN SECTION 1.1 OF THE INDENTURE


                  "Revolving Credit Facility" means THAT CERTAIN CREDIT FACILITY DATED DECEMBER , 2000 BY AND BETWEEN CONGRESS FINANCIAL CORPORATION, AS LENDER, THE COMPANY AND THOSE SUBSIDIARIES OF THE COMPANY NAMED THEREIN, AS BORROWERS, AND THE RESTRICTED SUBSIDIARIES, AS GUARANTORS, IN THE AMOUNT OF UP TO $125.0 MILLION, (BEGIN DELETION)the Loan and Security Agreement, entered into on the Closing Date between Congress Financial Corporation, as lender, and the Restricted Subsidiaries, as borrowers, and the Company, as Guarantor,(END DELETION) as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing.

SECTION 4.7  LIMITATION ON RESTRICTED PAYMENTS

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                           (i)  declare or pay any dividend or make any
distribution on account of any Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (y) dividends or distributions payable to the Company or any 90% Owned Subsidiary);

                           (ii) purchase, redeem or otherwise acquire or
retire for value any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Subsidiary);

                           (iii) make any principal payment on, or purchase,
redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or such Guarantor's Guarantee thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof;

                           (iv)  make any Restricted Investment, or

                           (v)   make any payment or transfer any assets to, or
on behalf of, AETG or any of its Affiliates


(all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "RESTRICTED PAYMENTS"). (BEGIN DELETION) unless, at the time of such Restricted Payment).


                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;


                  (2) immediately after giving effect thereto on a PRO FORMA, basis, the Company could incur at least $1.00 of additional Indebtedness under
Section 4.9(a) hereof, and


                  (3) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the date of this Indenture (including Restricted Payments permitted by clauses (i) and (ii) of Section 4.7(b) and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (x) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds (or the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company ) other than Disqualified Stock) after the date of this Indenture and on or prior to the time of such Restricted Payment, plus (z) 100% of the aggregate net cash proceeds ( or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the date of this Indenture and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange.)(END DELETION)

SECTION 4.9  LIMITATION ON INCURRENCE OF INDEBTEDNESS

                  (b) The limitations of Section 4.9(a) shall not prohibit the incurrence of:

                           (i) Indebtedness under the Revolving Credit
         Facility, provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed (BEGIN DELETION) $30.0 (END DELETION) $125.0 million, less any repayments thereunder pursuant to
         Section 4.10 hereof.


THE PROPOSED WAIVERS

                  In addition to the foregoing, the Proposals would effect the waivers described above under the caption "The Proposals."

            Manually signed copies of the Consent and Letter of Transmittal will be accepted. The Consent and Letter of Transmittal, Securities and any other required documents should be sent or delivered by each Holder or such Holder's broker, dealer, bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

            THE DEPOSITARY FOR THE OFFER AND THE SOLICITATION IS:


  BY REGISTERED OR CERTIFIED MAIL:        FACSIMILE TRANSMISSIONS:        BY HAND OR OVERNIGHT DELIVERY:

        The Bank of New York                   (212) 815-6339                  The Bank of New York
         101 Barclay Street                                                     101 Barclay Street
      New York, New York 10286                                            Corporate Trust Services Window
         Attention: Kin Lau            TO CONFIRM BY TELEPHONE OR FOR              Ground Level
       Reorganization Section                 INFORMATION CALL:              New York, New York 10286
              Floor 7E                                                          Attention: Kin Lau
                                                                              Reorganization Section
                                               (212) 815-3750                        Floor 7E

                  Any questions or requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Financial Advisor at its telephone number set forth below or such Holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer and the Solicitation.

         THE INFORMATION AGENT FOR THE OFFER AND THE SOLICITATION IS:

                           JEFFERIES & COMPANY, INC.

                         11100 Santa Monica Boulevard
                                  10th Floor
                             Los Angeles, CA 90025
                              Attn: Paul Phillips
                            Collect: (310) 575-5236
                           Toll-Free: (800) 933-6656